Exhibit 99.4

Report of Independent Auditors

To the management board of Erwin Hymer Group SE

We have audited the accompanying combined financial statements of Erwin Hymer Group SE, which comprise the combined statements of financial position as of August 31, 2018 and 2017, and the related combined statements of income, comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in conformity with International Financial Reporting Standards as issued by the IASB (“IFRS”); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Erwin Hymer Group SE at August 31, 2018 and 2017, and the combined results of its operations and its cash flows for the years then ended in conformity with IFRS.

Emphasis of Matter

We draw attention to Note 1 of the combined financial statements, which describes the basis of preparation used for these combined financial statements. Our opinion is not modified with respect to this matter.

/s/ Manfred Bürkle	/s/ Gerald Pentz

Manfred Bürkle	Gerald Pentz
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft
Ravensburg, Germany

April 3, 2019

Appendix 1

Erwin Hymer Group SE, Bad Waldsee

Combined statements of income for the financial years 2017/18 and 2016/17

		2017/18	2016/17

	(Note)	EUR k	EUR k

Revenue	(4)	2,271,296	1,984,646
Change in finished goods and work in process		27,417	20,624
Other own work capitalized		67,368	60,105

Total operating revenue		2,366,081	2,065,375

Other operating income	(5)	24,281	10,722
Cost of materials	(6)	1,716,519	1,511,590
Personnel expenses	(7)	338,280	281,754
Amortization, depreciation and impairments	(8)	53,600	54,954
Other operating expenses	(9)	228,251	218,491

Operating result		53,712	9,308

Interest income		2,788	1,859
Profit/loss from associates		255	99
Interest expense		10,080	7,802
Other financial result		-34,737	-11,930

Financial result	(10)	-41,774	-17,774

Earnings before income taxes		11,938	-8,466

Income taxes	(11)	-41,435	-16,094

Earnings after taxes		-29,497	-24,560

thereof profit/loss attributable to non-controlling interests		664	804

thereof profit/loss attributable to shareholders of Erwin Hymer Group SE		-30,161	-25,364

     Appendix 2

Erwin Hymer Group SE, Bad Waldsee

Combined statements of comprehensive income for the financial years 2017/18 and 2016/17

		2017/18	2016/17

	(Note)	EUR k	EUR k

Earnings after taxes		-29,497	-24,560

Items that are not reclassified to profit or loss
Remeasurement of defined benefit plans
Before taxes	(21) (24)	62	975
Deferred taxes	(11)	-42	-178

		20	797

Items that may be reclassified to profit or loss in subsequent periods
Cash flow hedges
Unrealized gains from mark-to-market valuation	(21) (33)	0	1,625
Deferred tax liabilities on mark-to-market valuation	(11) (21) (33)	0	-236
Unrealized losses from mark-to-market valuation	(21) (33)	-3,160	0
Deferred tax assets on mark-to-market valuation	(11) (21) (33)	411	0
Unrealized losses (prior year: gains) from currency translation	(21)	1,023	-1,472

		-1,726	-83

Other comprehensive income after taxes		-1,706	714

Total comprehensive income		-31,203	-23,846

thereof attributable to non-controlling interests		664	804

thereof profit/loss attributable to shareholders of Erwin Hymer Group SE		-31,867	-24,650

Appendix 3

Erwin Hymer Group SE, Bad Waldsee

Combined statements of financial position as of 31 August 2018 and 2017

		31 Aug 2018	31 Aug 2017			31 Aug 2018	31 Aug 2017
Assets				Equity and liabilities
	(Note)	EUR k	EUR k		(Note)	EUR k	EUR k

Non-current assets				Equity

Intangible assets	(13)	77,216	73,793	Subscribed capital	(19)	293	55

Property, plant and equipment	(13)	368,519	304,974	Capital reserves	(20)	45,124	39,252

Financial assets	(14)	4,567	5,623	Retained earnings	(21)	112,485	164,411

Income tax receivables		0	89	Share attributable to shareholders of Erwin Hymer Group SE		157,902	203,718

Deferred taxes	(11)	11,330	9,410	Non-controlling interests		9,116	2,503

		461,632	393,889			167,018	206,221

Current assets				Non-current liabilities

Inventories	(15)	362,139	322,273	Financial liabilities	(23)	189,713	104,118

Trade receivables	(16)	84,015	41,844	Provisions for pensions	(24)	10,098	9,949

Other financial assets	(17)	17,510	7,684	Other non-current provisions	(25)	8,939	7,938

Income tax receivables		9,160	2,123	Deferred taxes	(11)	5,062	5,623

Other current assets	(18)	54,332	32,255			213,812	127,628

Cash and cash equivalents	(29)	11,946	9,205	Current liabilities

		539,102	415,384	Trade payables		260,716	246,261

				Other financial liabilities	(26)	101,479	65,894

				Income tax liabilities		35,741	9,245

				Other current liabilities	(27)	72,105	59,855

				Current provisions	(28)	149,863	94,169

						619,904	475,424

		1,000,734	809,273			1,000,734	809,273

Appendix 4

Erwin Hymer Group SE, Bad Waldsee

Combined statements of cash flows for the financial years 2017/18 and 2016/17

		2017/18	2016/17

	(Note)	EUR k	EUR k

Earnings before income taxes		11,938	-8,466

Amortization, depreciation and impairment of intangible assets and property, plant and equipment		53,600	54,954

Change in non-current provisions recognized in profit or loss		927	-336

Income tax payments		-23,994	-15,957

Result from the disposal of assets		599	113

Financial result		41,774	17,774

thereof value adjustments on loans to related parties EUR k 35,994 (PY EUR k 11,749)

Increase in inventories		-37,942	-39,969

Change in trade receivables		-40,689	4,530

Increase in other assets		-29,342	-8,884

Increase in trade payables		15,500	35,597

Increase in other liabilities		68,492	82,716

thereof guarantee risks for related parties EUR k 56,842 (PY EUR k 64,201)

Cash flows from operating activities		60,863	122,072

Cash paid for investments in

Intangible assets		-17,535	-21,687

Property, plant and equipment		-102,196	-76,349

Cash received from disposals of property, plant and equipment		4,706	6,389

Cash outflow from acquisition of consolidated entities, net of cash acquired		1,371	-31,749

Cash inflow from the sale of consolidated entities		150	0

non-consolidated entities		204	0

Dividends received		0	99

Interest received		2,024	966

Cash flows from investing activities		-111,276	-122,331

Cash paid for dividends to shareholders of Erwin Hymer Group SE		-20,059	-5,188

Cash paid for dividends to non-controlling interests		-259	-232

Cash repayments of borrowings		-132,575	-51,890

Cash paid for loans granted to related parties		-35,994	-11,750

Cash received from borrowings		203,105	26,225

Paid interest and transaction costs		-5,288	-4,933

Cash flows from financing activities		8,930	-47,768

Change in cash and cash equivalents		-41,483	-48,027

Cash and cash equivalents at the beginning of the period		-37,283	10,825

Net foreign exchange difference		46	-81

Cash and cash equivalents at the end of the period	(29)	-78,720	-37,283

Appendix 5

Erwin Hymer Group SE, Bad Waldsee

Combined statements of changes in equity for the financial years 2017/18 and 2016/17

	Subscribed capital	Capital reserves	Retained earnings				Equity interest held by the shareholders of Erwin Hymer Group SE	Non-controlling interests	Group equity
			Equity earned	Other equity components
				Items that are not reclassified to profit or loss	Items that may be reclassified to profit or loss in subsequent periods
				Remeasurement of defined benefit plans	Currency translation	Cash flow hedges mark to market

(Note)	(16)	(17)	(18)	(18)	(18)	(18)
	kEUR	kEUR	kEUR	kEUR	kEUR	kEUR	kEUR	kEUR	kEUR

Sep. 1, 2016	50	38,000	194,294	-2,739	80	2,169	231,854	1,658	233,512

Earnings after taxes	0	0	-25,364	0	0	0	-25,364	804	-24,560

Other comprehensive income after taxes	0	0	0	797	-1,472	1,389	714	0	714

Total comprehensive income	0	0	-25,364	797	-1,472	1,389	-24,650	804	-23,846

Change in the basis of consolidation	0	0	445	0	0	0	445	-15	430

Capital increase	5	1,252	0	0	0	0	1,257	0	1,257

Dividend payment	0	0	-5,188	0	0	0	-5,188	-232	-5,420

Others	0	0	0	0	0	0	0	288	288

Aug. 31, 2017	55	39,252	164,187	-1,942	-1,392	3,558	203,718	2,503	206,221

Sep. 1, 2017	55	39,252	164,187	-1,942	-1,392	3,558	203,718	2,503	206,221

Earnings after taxes	0	0	-30,161	0	0	0	-30,161	664	-29,497

Other comprehensive income after taxes	0	0	0	20	1,023	-2,749	-1,706	0	-1,706

Total comprehensive income	0	0	-30,161	20	1,023	-2,749	-31,867	664	-31,203

Change in the basis of consolidation	0	0	0	0	0	0	0	6,126	6,126

Capital increase	238	5,872	0	0	0	0	6,110	0	6,110

Dividend payment	0	0	-20,059	0	0	0	-20,059	-259	-20,318

Others	0	0	0	0	0	0	0	82	82

Aug. 31, 2018	293	45,124	113,967	-1,922	-369	809	157,902	9,116	167,018

Appendix 6

Erwin Hymer Group SE, Bad Waldsee

Notes to the Combined Financial Statements as of and for the

financial years ended August 31, 2016/17 and 2017/18

Note 1        Basis of preparation

General information on Erwin Hymer Group SE

Erwin Hymer Group SE (EHG SE, formerly Erwin Hymer Vermögensverwaltungs AG, “EHVV AG”), has its registered offices in Holzstrasse 19, 88339 Bad Waldsee, Germany. It is an unlisted Societas Europaea (European company) and is registered in the commercial register of Ulm District Court under HRB no. 737238. EHG SE is the parent company of those entities included in these Combined Financial Statements as defined below (Erwin Hymer Group, EHG or the Group).

The business purpose of the EHG companies comprises the development, manufacturing and sale of leisure products, in particular motorhomes and caravans. EHG also offers services for mobile travel such as rental of recreational vehicles and accessories.

Reorganization of group structure in financial year 2017/18

In financial year 2017/18, the group structure of the EHG was comprehensively reorganized (the Reorganization 2017/18), which involved two consolidated groups (Erwin Hymer Vermögensverwaltungs AG Group and Erwin Hymer Group AG & Co. KG Group). In essence, Erwin Hymer Group AG & Co. KG was brought under the control of EHVV AG in order to bring both groups under common management within one legal group.

This reorganization was performed in particular through the 52.5% of the Hymer family’s limited partners’ shares in Erwin Hymer Group AG & Co. KG and other operating assets being contributed to the former EHVV AG, which thus obtained control over the entire group. Prior to this, EHVV AG was transformed into a European company (Societas Europaea) and changed its name changed to Erwin Hymer Group SE.

The contribution of 52.5% of the limited partners’ shares in Erwin Hymer Group AG & Co. KG and of the other operating assets represents a business combination under common control, as they and EHVV AG were controlled by the members of the Hymer family in the reporting period and the entire comparative period.

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Appendix 6

Purpose and content of the Combined Financial Statements

On September 18, 2018, the shareholders of EHG SE entered into a Sale and Purchase Agreement (the Purchase Agreement) with Thor Industries, Inc., Wilmington, Delaware/USA (Thor), a registrant with the United States Securities and Exchange Commission, and Tyr Holdings LLC & Co. KG, Bad Waldsee, Germany, a wholly owned subsidiary of Thor, to sell all of the issued and outstanding shares of capital stock of EHG SE (the Transaction) to Tyr Holdings LLC & Co. KG.

On February 1, 2019, the parties closed the Transaction. In connection with the closing and in response to admitted fraudulent actions at certain EHG subsidiaries in North America, the parties entered into an amendment of the Purchase Agreement (the Amendment) to reflect the exclusion of EHG’s North American Entities from the business operations acquired via the Transaction. Therefore, EHG SE shareholders initiated a legal separation of the entities listed below from the group prior to the closing of the transaction by a sale of the entities listed below to a new entity not being a direct or indirect subsidiary of EHG nor an associate or a joint venture. The following North American Entities were excluded and remained under the EHG SE shareholders’ control. They are referred to in the following as “North American Entities”:

●	Erwin Hymer Group North America Inc., Kitchener, Canada

●	Erwin Hymer Group Holding USA L.P., Chicago, USA

●	Erwin Hymer Group USA L.P., Chicago, USA

●	Erwin Hymer Group NA Chassis Inc., Buffalo, USA

●	Erwin Hymer Group Management Corporation, Chicago, USA

●	Erwin Hymer Group USA Management Corporation, Chicago, USA

●	Best Time RV L.P., Las Vegas, USA

●	Best Time RV Canada Inc.

●	Best Time RV G.P., Inc., Las Vegas, USA

In order to comply with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X, the Management Board of EHG SE has prepared historical financial information for the financial years from September 1, 2017 to August 31, 2018 (“financial year 2017/18”) and from September 1, 2016 to August 31, 2017 (“financial year 2016/17”).

This historical financial information include EHG and all of its subsidiaries, except for the North American Entities, and reflect the entities that have been acquired by Thor. Thereby combined financial statements have been prepared that consist of combined statements of income, combined statements of comprehensive income, combined statements of financial position, combined statements of cash flows, combined

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statements of changes in equity and notes to the Combined Financial Statements for the financial years ended August 31, 2018 and 2017 (collectively referred to hereafter as “Combined Financial Statements”).

These Combined Financial Statements are intended for a filing by Thor as required by Item 9.01 of Form 8-K.

These Combined Financial Statements comprise the financial statements of EHG SE and its subsidiaries, except the North American Entities, considering the effects from the Reorganization 2017/18 as at August 31, 2018 and 2017.

Control is achieved when EHG is exposed, or has rights, to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. Specifically, EHG controls an investee if, and only if, the Group has:

●	Power over the investee (i.e., existing rights that give it the current ability to direct the relevant activities of the investee);

●	Exposure, or rights, to variable returns from its involvement with the investee; and

●	The ability to use its power over the investee to affect its returns.

EHG re-assesses whether or not it controls an investee if facts and circumstances indicate that there are changes to one or more of the three elements of control. Consolidation of a subsidiary begins when EHG obtains control over the subsidiary and ceases when EHG loses control of the subsidiary. Assets, liabilities, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated financial statements from the date EHG gains control until the date EHG ceases to control the subsidiary.

Profit or loss and each component of OCI are attributed to the equity holders of the parent of EHG and to the non-controlling interests, even if this results in the non-controlling interests having a deficit balance. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with EHG’s accounting policies. All intra-group assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of EHG are eliminated in full on consolidation.

A change in the ownership interest of a subsidiary, without a loss of control, is accounted for as an equity transaction. A complete list of the entities included in the Combined Financial Statements is included in Note 37 “List of shareholdings as of August 31, 2018”.

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Appendix 6

Compliance with IFRS

EHG has prepared these Combined Financial Statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (IASB) as well as the related interpretations of the IFRS Interpretations Committee (IFRS IC). They comply with all mandatory applicable accounting standards and interpretations issued by the IASB as of August 31, 2018. The term IFRS also includes all valid International Accounting Standards (IAS).

Preparation of these Combined Financial Statements

This is the first set of Combined Financial Statements for EHG without the North American Entities in accordance with IFRS.

These Combined Financial Statements have been derived from the consolidated financial statements of the predecessor entity, EHVV AG, for financial year 2016/17. Hence, these Combined Financial Statements have been prepared by measuring assets and liabilities at the carrying amounts, based on the EHVV AG date of transition to IFRSs.

EHG used the same accounting policies and valuation methods for the preparation of these Combined Financial Statements as those used in the consolidated financial statements of EHVV AG prepared in accordance with IFRS for financial year 2016/17. These accounting policies are disclosed in Note 2 “Significant accounting policies and accounting estimates”.

Recognition of the Reorganization 2017/18

IFRS do not contain any specific guidance for the presentation of business combinations under common control. Considering the applicable provisions according to IAS 8, the Reorganization 2017/18 and hence the contribution of Erwin Hymer Group AG & Co. KG was recognized pursuant to the pooling-of-interests method in these Combined Financial Statements.

According to the pooling-of-interests method, the business combination was presented as if it had already occurred prior to the first comparative period presented. These Combined Financial Statements therefore include the full-year results of the Group for both years presented. For more information on this, please refer to the detailed reconciliations in Note 1 “Basis of preparation, section Adjustment of prior year figures”.

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The former Erwin Hymer Group AG & Co. KG Group is therefore not accounted for using the equity method in these Combined Financial Statements but rather presented as fully consolidated. Thereby, compared with the consolidated financial statements of EHVV AG, 59 subsidiaries have been added to the Combined Financial Statements of EHG.

The Erwin Hymer Group AG & Co. KG Group and the other operating assets contributed were recognized at their historical carrying amounts from consolidated financial statements as of August 31, 2017. The associated income and expenses, other comprehensive income and also cash flows were also recognized at historical cost in these Combined Financial Statements. Intragroup transactions were thus eliminated as required.

Carve-out North American Entities and recognition of certain assets and obligations

Following the recognition of the Reorganization 2017/18 the assets and liabilities as well as all equity items of the North American Entities were carved out in these Combined Financial Statements.

All previously recognized eliminations of intercompany balances, income, expenses and profits and losses between EHG and the North American Entities were reversed. Therefore, certain receivables against North American Entities that were to be eliminated in consolidated financial statements were reinstated. Also the impacts of guarantees granted by EHG in relation to third party liabilities of North American Entities (i.e. regarding bank loans, foreign currency derivatives, suppliers, dealer financings or lessors) needed to be considered for the first time in these Combined Financial Statements.

Thereby the Combined Financial Statements reflect the scope of the entities acquired by Thor following the Amendment.

Transactions between EHG and the North American Entities are recognized in accordance with IFRS and disclosed as related party transactions with companies controlled by the shareholders of EHG SE directly or indirectly according to IAS 24. For further details please also refer to Note 36 “Related party disclosures”.

Fraudulent actions and manipulations of financial records of some North American Entities have been admitted by certain perpetrators after August 31, 2018. Thereby certain negative trends and developments, which had previously been disguised at these entities, became obvious and a further and detailed assessment of risks relating to the existing trade and loan receivables against the North American Entities as well as to guarantees granted by EHG for the North American Entities’ bank loans, foreign currency derivatives, suppliers, dealer financings or lessors became necessary.

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Appendix 6

Had these admitted fraudulent actions become known earlier, it would have become obvious earlier that negative cash flows and a negative business development of the North American Entities existed in financial year 2016/17 and were to be expected in subsequent periods as well. In financial year 2017/18, the situation had worsened even further. Erwin Hymer Group North America Inc., Kitchener, Canada, filed for receivership after the reporting date. Please refer to Note 35 “Events after the reporting date” for further information. Hence, the respective impacts from the fraudulent actions were considered in financial year 2016/17 and in financial year 2017/18 as far as they affected the respective reporting periods.

The assessments of the impact of the negative cash flows and the negative business developments led to a full impairment of trade and loan receivables against the North American Entities at an amount of EUR 35,594k as of 31 August 2018 and at an amount of EUR 13,257k as of 31 August 2017.

The assessments of the impact of the negative cash flows and the negative business developments led to the recognition of provisions for the guarantees granted by EHG for the North American Entities’ bank loans, foreign currency derivatives, suppliers, dealer financings or lessors at an amount of EUR 121,043k as of 31 August 2018 and at an amount of EUR 64,201k as of 31 August 2017.

The table shows the major effects on the profit and loss for both periods presented due to these corrections and assessments:

	2017/18	2016/17

	EUR k	EUR k
Addition of current provisions for guarantees	-56,842	-64,201

Impairment on loan receivables	-35,994	-11,749

Impairment on trade receivables	+400	-1,508

The guarantees were granted and considered in the provisions as follows:

Guarantees for foreign currency derivatives as of August 31, 2018 amounted to EUR 16,785k (August 31, 2017: EUR 0k).

Guarantees for bank loans as of August 31, 2018 amounted to EUR 94,809k (as of August 31, 2017: EUR 60,997k). All of them were accounted for as provisions in the respective financial years.

Lessor guarantees as of August 31, 2018 amounted to EUR 3,205k (August 31, 2017: EUR 3,205k). Due to the above mentioned changes in the risk assessment 100% of

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Appendix 6

these guarantee volumes were included in provisions for in the respective financial years.

Supplier guarantees were provided to North American suppliers to cover a maximum risk of CAD 12m. As of August 31, 2018 the underlying accounts payables of EHG NA amounted to EUR 5,567k (August 31, 2017: EUR 6,446k). From these accounts payable amounts of EUR 3,888k recognized already as of August 31, 2018 and EUR 0k recognized already as of August 31, 2017 were still unpaid at the date of authorization of these Combined Financial Statements. Therefore, provisions for these supplier guarantees at amount of EUR 3,888k and EUR 0k were recognized as of August 31, 2018 and August 31, 2017, respectively.

Guarantees for dealer financings were granted as of August 31, 2018 in the amount of EUR 30,337k (as of August 31, 2017: EUR 8,626k). These dealer financings are conducted with banks who finance the purchase of vehicles by the customers of North American Entities (dealers). EHG is liable for this financing to the financing bank as guarantor in the event that the dealer does not meet his payment obligations. In this case, the financing bank has the right, at its own discretion, to claim directly against EHG or the North American Entities and to demand payment of the outstanding financing balance, up to a maximum of the total purchase price. In this context, the financing bank would transfer the financed vehicle back to EHG for sale. As a result, the risk of a price drop for the vehicles would be transferred to EHG as guarantor. The risk that vehicles financed by the North American lender are returned and need to be repurchased by EHG is generally estimated at 30% for financial year 2017/18. Distinct characteristics of certain U.S. state laws led to a higher risk of up to 60% for vehicles in these specific states. The price risk connected to the resale of returned vehicles is estimated at a price reduction of 50%. EHG management assumes a risk only for the amount of receivables of the financing bank which existed as of August 31, 2018 and had not yet been settled by the dealers by the time the financial statements were prepared in March 2019 and could therefore be returned to EHG. Therefore, an amount of EUR 2,358k was provisioned for as of August 31, 2018. For financial year 2016/17 no vehicles were returned and therefore no provision was recognized as of August 31, 2017.

Other aspects

The Combined Financial Statements have been prepared in thousands of Euro (EUR k), except where stand otherwise. Rounding differences may occur in respect of individual amounts or percentages.

The consolidated financial statements were prepared on a going concern basis in accordance with the historical cost principle, with the exception of financial assets at fair value, derivatives and available-for-sale financial assets. They were all measured at fair value.

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Appendix 6

The assets and liabilities in the combined statements of financial position are classified in accordance with IAS 1 as current/non-current with the criteria defined by IAS 1.54 ff.

The income statement was prepared according to the nature of expense method.

The Combined Financial Statements have been authorized for issue on April 3, 2019 by the Management Board of EHG.

Adjustment of prior year figures

As explained before these Combined Financial Statements are based on the consolidated financial statements of EHVV AG for fiscal year 2016/17.

The comparative figures in these Combined Financial Statements reflect the Reorganization 2017/18 and the exclusion of the North American Entities retrospectively from September 1, 2016 onwards.

Thus, the amounts presented in EHVV AG Group consolidated financial statements for financial year 2016/17 are not comparable with the prior-year figures in these Combined Financial Statements.

The impact of the reorganization and subsequent exclusion of the North American Entities are presented below.

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Appendix 6

a.	Adjustments to the combined statements of financial position

August 31, 2017
Assets		Adjustments due to
	Consolidated Financial Statements - As previously reported	Re- organization 2017/18	Carve-out North American Entities	Combined Financial Statements
	EUR k	EUR k	EUR k	EUR k
Non-current assets
Intangible assets	0	119,777	-45,984	73,793
Property, plant and equipment	83,423	243,909	-22,358	304,974
Investments in associates	116,433	-116,433	0	0
Financial assets	53	5,570	0	5,623
Income tax receivables	0	89	0	89
Deferred taxes	107	9,387	-84	9,410
	200,016	262,299	-68,426	393,889
Current assets
Inventories	0	349,654	-27,381	322,273
Trade receivables	162	83,556	-41,874	41,844
Other financial assets	75,000	-54,140	-13,176	7,684
Income tax receivables	1,334	789	0	2,123
Other current assets	245	35,904	-3,894	32,255
Cash and cash equivalents	1,030	9,428	-1,253	9,205
	77,771	425,191	-87,578	415,384
	277,787	687,490	-156,004	809,273

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Appendix 6

August 31, 2017
Equity and liabilities		Adjustments due to
	Consolidated Financial Statements - As previously reported	Re- organization 2017/18	Carve-out North American Entities	Combined Financial Statements
	EUR k	EUR k	EUR k	EUR k
Equity
Subscribed capital	55	0	0	55
Capital reserve	39,252	0	0	39,252
Retained earnings	152,356	128,055	-116,000	164,411
Share of shareholders of EHG SE (formerly EHVV AG)	191,663	128,055	-116,000	203,718
Non-controlling interests	0	2,552	-49	2,503
	191,663	130,607	-116,049	206,221
Non-current liabilities
Financial liabilities	56,700	66,238	-18,820	104,118
Provisions for pensions and similar obligations	0	9,949	0	9,949
Other non-current provisions	0	7,938	0	7,938
Deferred taxes	287	16,906	-11,570	5,623
	56,987	101,031	-30,390	127,628
Current liabilities
Trade payables	4,727	264,250	-22,716	246,261
Other financial liabilities	20,247	93,834	-48,187	65,894
Income tax liabilities	1,508	7,741	-4	9,245
Other current liabilities	1,584	59,792	-1,521	59,855
Current provisions	1,071	30,235	62,863	94,169
	29,137	455,852	-9,565	475,424
	277,787	687,490	-156,004	809,273

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b.	Adjustments to the combined statements of income

Financial year 2016/17
		Adjustments due to
	Consolidated Financial Statements - As previously reported	Re- organization 2017/18	Carve-out North American Entities	Combined Financial Statements
	EUR k	EUR k	EUR k	EUR k
Revenue	8,614	2,114,009	-137,977	1,984,646
Change in finished goods and work in process	0	24,294	-3,670	20,624
Other own work capitalized	0	61,612	-1,507	60,105
Total operating revenue	8,614	2,199,915	-143,154	2,065,375
Other operating income	79	11,028	-385	10,722
Cost of materials	0	-1,605,583	93,993	-1,511,590
Personnel expenses	-1,826	-298,602	18,674	-281,754
Depreciation, amortization and impairments	-2,817	-59,140	7,003	-54,954
Other operating expenses	-2,412	-165,325	-50,754	-218,491
Operating result	1,638	82,293	-74,623	9,308
Interest income	30,279	-28,785	365	1,859
Profit/loss from associates	4,694	-4,595	0	99
Interest expense	-3,009	-8,256	3,463	-7,802
Other financial result	0	-180	-11,750	-11,930
Financial result	31,964	-41,816	-7,922	-17,774
Earnings before income taxes	33,602	40,477	-82,545	-8,466
Income taxes	-7,140	-13,274	0	-20,414
Expenses/income from deferred taxes	0	2,835	1,485	4,320
Earnings after taxes	26,462	30,038	-81,060	-24,560

Thereof profit/loss attributable to shareholders of EHG SE	26,462	28,767	-80,593	-25,364
Thereof share attributable to non-controlling interests	0	1,271	-467	804

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c.	Adjustments to the combined statements of comprehensive income

Financial year 2016/17		Adjustments due to
	Consolidated Financial Statements - As previously reported	Re- organization 2017/18	Carve-out North American Entities	Combined Financial Statements
	EUR k	EUR k	EUR k	EUR k
Earnings after taxes	26,462	30,038	-81,060	-24,560
Items that are not be re-classified to profit or loss
Change in unrealized gains and losses arising from equity-accounted investees	379	-379		0
Remeasurement of defined benefit plans
before taxes	0	975		975
deferred taxes	0	-178		-178
	379	418	0	797
Items that may be subsequently reclassified to profit or loss in subsequent periods
Change in unrealized gains and losses arising from equity-accounted investees	4,646	-4,646	0	0
Cash flow hedges
Unrealized gains from fair-value measurement	0	17,353	-15,728	1,625
Deferred tax liabilities on fair-value measurement	0	-4,404	4,168	-236
Unrealized gains from currency translation	0	-3,169	1,697	-1,472
	4,646	5,134	-9,863	-83
Other comprehensive income, net of tax	5,025	5,552	-9,863	714
Total comprehensive income	31,487	35,590	-90,923	-23,846

thereof attributable to shareholders of EHG SE	31,487	34,319	-90,456	-24,650
thereof share attributable to non-controlling interests	0	1,271	-467	804

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Appendix 6

d.	Adjustments to the combined statements of cash flows

Financial year 2016/17
		Adjustments due to
	Consolidated Financial Statements - As previously reported	Re- organization 2017/18	Carve-out North American Entities	Combined Financial Statements
	EUR k	EUR k	EUR k	EUR k
Earnings before income taxes	33,602	40,477	-82,545	-8,466
Amortization, depreciation and impairment of intangible assets and property, plant and equipment	2,817	59,140	-7,003	54,954
Changes in non-current provisions recognized in profit or loss	0	-336	0	-336
Income tax payments	-7,448	-9,032	523	-15,957
Result from the disposal of assets	-7	120	0	113
Financial result	-31,964	41,816	7,922	17,774
Increase in inventories	0	-52,048	12,079	-39,969
Change in trade receivables	-11	-8,927	13,468	4,530
Increase in other assets	3,357	-6,984	-5,257	-8,884
Increase in trade payables	0	42,990	-7,393	35,597
Increase in other liabilities	-5,626	18,970	69,372	82,716
Cash flows from operating activities	-5,280	126,186	1,166	122,072
Cash paid for the investment in intangible assets	0	-25,746	4,059	-21,687
property, plant and equipment	-12,960	-81,721	18,332	-76,349
Cash received from disposals of property, plant and equipment	23	6,703	-337	6,389
Cash outflow from acquisition of consolidated entities	0	-32,318	569	-31,749
Dividends received	4,694	-4,595	0	99
Interest received	31	570	365	966
Cash flows from investing activities	-8,212	-137,107	22,988	-122,331

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Appendix 6

Financial year 2016/17
		Adjustments due to
	Consolidated Financial Statements - As previously reported	Re- organization	Carve-out North America	Combined Financial Statements
	EUR k	EUR k	EUR k	EUR k
Cash paid for dividends to shareholders of EHG SE	0	-5,188	0	-5,188
Cash paid for dividends to non-controlling interests	0	-232	0	-232
Cash repayments of loans and borrowings	-7,868	-51,423	7,401	-51,890
Cash paid for loans granted to related parties	0	0	-11,750	-11,750

Cash received from borrowings	8,850	22,885	-5,510	26,225

Cash received from capital increases of non-controlling interests	0	164	-164	0
Paid interest and transaction costs	-1,930	-6,338	3,335	-4,933
Cash flows from financing activities	-948	-40,132	-6,688	-47,768
Change in cash and cash equivalents	-14,440	-51,053	17,466	-48,027

Cash and cash equivalents at the beginning of the period	1,795	19,468	-10,438	10,825

Change in cash and cash equivalents from changes to the basis of consolidation	442	302	-744	0

Net foreign exchange difference	0	662	-743	-81

Cash and cash equivalents at the end of the period	-12,203	-30,621	5,541	-37,283

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Appendix 6

Note 2        Significant accounting policies and accounting estimates

The financial statements of EHG are prepared in line with uniform group accounting policies in accordance with IFRS 10.

Revenue recognition

Revenue from sales of products such as vehicles and accessories is recognized once risks and rewards of ownership have been transferred to the customer the price has been agreed or can be reliably measured and payment is probable.

Rental income is recognized on a pro rata basis over the term of the respective rental agreement.

Revenue is measured at the fair value of the expected or received consideration. Revenue is disclosed net of any type of discounts, price reductions, customer bonuses and rebates.

Product-related expenses

Advertising and sales promotion expenses as well as other sales-related expenses are expensed as incurred.

Provisions for expenses expected to be incurred under warranty obligations for products that have already been sold are based on past experience and reflect legal and contractual time limits. Additional provisions are recognized on a case-by-case basis.

Research and development expenditure

Any research and non-capitalizable development costs are expensed as incurred.

Internally developed software and other development costs

Development costs for newly developed products or other internally developed intangible assets (e.g. software) are capitalized in accordance with the requirements of IAS 38 if the technical feasibility, intention of completion or selling and the successful marketing of the newly developed products can all be ensured, the economic benefit is measurable and the expenses associated with development can be measured reliably. Additionally, technical and financial capacities must exist for completing the development. If the requirements for capitalization are not satisfied, expenses are recognized through profit or loss in the year in which they were incurred.

The asset is amortized from the start of its commercial use and according to the straight-line method over the asset’s expected useful life, which is currently between three and five years.

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Other intangible assets

Intangible assets including patents, licenses, software and similar rights and assets (especially trademarks and customer relationships) – are stated at cost and amortized on a straight-line basis over their expected useful life, which is currently between 3 and 15 years.

The residual values, depreciation methods and useful lives of intangible assets are reviewed annually and adjusted if necessary.

Goodwill

Goodwill from business combinations is allocated to those groups of cash-generating units that benefit from the combinations. In the EHG, these groups of cash-generating units generally correspond to the individual companies. Goodwill is tested for impairment once a year as described below in “Impairment Tests” section. An impairment loss is recognized for goodwill if the recoverable amount of the cash-generating unit is less than its carrying amount. Goodwill impairment is reported under amortization, depreciation and impairments. There is no reversal of impairment losses for goodwill.

Property, plant and equipment

Items of property, plant and equipment used for operating purposes are measured at cost less accumulated depreciation. Production costs for internally produced assets include directly allocable costs as well as allocated production-related overheads.

Items of property, plant and equipment are depreciated on a straight-line basis over their estimated useful lives. The useful lives are determined for the whole Group and are as follows:

In years

Buildings	10 to 33
Technical equipment and machinery	6 to 10
Other equipment, operating and office equipment	3 to 13

The residual values, depreciation methods and useful lives are reviewed annually and adjusted if necessary.

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Appendix 6

Government grants

Pursuant to IAS 20, government grants are recognized only if there is reasonable assurance that they will be received and the entity will comply with the conditions attaching to them.

Grants in the form of investment subsidies are deducted from the cost of the underlying asset. Investment grants are recognized as a liability and released over a term of six years using the straight-line method. Grants related to income are recognized through profit or loss.

Leases

Under finance leases, beneficial ownership is allocated to the lessee in cases in which it bears substantially all risks and rewards incidental to ownership (IAS 17). If beneficial ownership is allocable to the EHG, it is recognized as an asset at the inception of the lease at the lower of the fair value or the present value of the minimum lease payments. Depreciation is charged on a straight-line basis over the useful life or the lease contract term, whichever is shorter. The discounted payment obligations resulting from the lease payments are recognized as a liability and reported under other liabilities. Lease payments are apportioned between the finance charges and repayments of the lease liability to achieve a constant rate of interest on the remaining balance of the liability.

At the EHG, lease payments under operating leases are recognized as expenses on a straight-line basis in the combined statements of income.

When significant contracts are concluded that could pertain to leases, the Group assesses in terms of the criteria of IFRIC 4 whether the contract qualifies as a lease as defined by IAS 17.

Impairment tests

The Group tests intangible assets and items of property, plant and equipment for impairment whenever indications of impairment become known or in the course of the mandatory annual impairment test (goodwill and internally generated intangible assets in development/construction). Impairment is assessed through a comparison of the carrying amount with the recoverable amount.

The recoverable amount is the higher of the asset’s fair value less costs to sell and the present value of estimated future cash flows expected to arise from its continuing use (value in use). If the carrying amount of an asset exceeds its recoverable amount, an impairment loss is recognized to account for the difference. If the reasons for an impairment loss recorded in prior years no longer apply, the impairment loss is reversed, though up to an amount not exceeding the amortized cost of the asset. It is not permitted to reverse impairment losses recognized on goodwill.

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Appendix 6

If no cash inflows can be allocated to the individual asset that are largely independent from cash inflows from other assets, the recoverable amount is determined for the smallest cash-generating unit that generates cash inflows that are largely independent from those of other assets. The recoverability is assessed by comparing the carrying amount to the recoverable amount of the cash-generating unit. The recoverable amount is the higher amount of fair value less costs to sell and value in use. If the carrying amount exceeds the recoverable amount of the cash-generating unit, the difference is recognized as an impairment loss through profit or loss.

Financial assets

Current and non-current financial assets are classified in the following categories pursuant to IAS 39:

●	Loans and receivables
●	Available-for-sale financial assets
●	Held for trading

All financial instruments are initially recognised at fair value plus transaction costs, except for those assets that are subsequently measured at fair value through profit or loss.

The “loans and receivables” category comprises trade receivables and loans granted (financial receivables).

Trade receivables are measured at their invoice amount. The financial receivables are measured at amortized cost using the effective interest method.

An impairment loss is recognized as soon as there is substantial evidence that the amount cannot be collected. Assessment criteria include identified payment difficulties; these are tracked by methods such as monthly analysis of overdue receivables at individual debtor level. Other criteria are information from sales employees and business information agencies on customers’ credit ratings as well as any insolvency proceedings initiated. The Management Board is informed of overdue items on a monthly basis (or immediately if necessary) and decides how to proceed based on this information. Impairment losses are recorded on gross receivables via adjustment accounts.

Investments in equity instruments are assigned to the category “available-for-sale financial assets”.

After initial recognition, available-for-sale financial assets are measured at fair value. An impairment test pursuant to IAS 39 is performed if there is any indication of impairment. Gains and losses arising from changes in the fair value of the available-for-sale financial assets are recognized directly in equity until the financial asset is sold or impairment is determined. In the event of impairment, the accumulated net loss is reversed from equity and recognized in profit or loss.

Investees are measured at amortized cost if there is no active market for the entities and their fair value cannot be measured reliably by any other means. If there is

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evidence of impairment of equity investments measured at amortized cost, this impairment is recognized in profit or loss.

Impairments recognized on investments in equity instruments cannot be reversed.

Financial assets are generally accounted for at the settlement date.

A financial asset is derecognized on the settlement date when the contractual rights to receive the cash flows from the asset have expired or when substantially all risks and rewards incidental to ownership have been transferred. They are derecognized before the settlement date as soon as the trade receivables and financial receivables are deemed uncollectible.

Derivative financial instruments

Within the EHG, derivative financial instruments are used only to hedge against currency risks arising from operating business or to reduce the resulting financing requirements. All derivative assets and liabilities that are not in an effective hedge pursuant to IAS 39 are classified as “held for trading” and measured at fair value through profit or loss.

If certain conditions are met relating to documentation, the probability of occurrence of the underlying, the effectiveness of the hedge and the reliability of the measurement, a derivative financial instrument pursuant to IAS 39 may be used as a hedging instrument to hedge cash flows from recognized assets and liabilities, from future transactions that are highly likely to occur or from firm commitments not shown in the statement of financial position.

These cash flow hedges are concluded by the EHG to hedge the risk of fluctuations in future cash flows from changes in foreign currency exchange rates. Changes in the market value of hedging instruments for cash flow hedges relating to the effective portion of the hedge are recognized in total comprehensive income. The changes in the market value of hedging instruments recognized in this way are derecognized via profit and loss when the hedged item affects profit or loss or are included in the corresponding hedged item when the asset or liability is recognized for the first time. If the forecast transaction is no longer expected to occur, there is no longer any underlying for the hedging relationship and the market value changes previously recognized directly in equity are reclassified from equity to profit or loss. The changes in the market value of hedging instruments relating to the ineffective portion of the hedge are shown in financial result (interest derivatives) or in operating result (exchange derivatives).

Inventories

Inventories are measured at the lower of cost and net realizable value. The cost of inventories is based on average cost of purchase or costs of conversion. In addition to direct costs, costs of conversion include production-related materials costs and production overheads. This also includes production-related depreciation, a proportionate amount of production-related administrative expenses as well as pro rata production-related welfare costs. Inventories are written down to net realizable value if

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Appendix 6

necessary. If the reasons for previous write-downs of inventories no longer apply, the write-down is reversed.

Other assets

Other assets are measured at cost less appropriate write-downs for all recognizable specific risks.

Cash and cash equivalents

Cash and cash equivalents comprise cash and demand deposits at banks.

Financial liabilities

Financial liabilities are initially recognized at cost, which corresponds to the fair value of the consideration received. Transaction costs are also included. The liabilities are subsequently measured at amortized cost. Amortized cost corresponds to the cost of the financial liabilities adjusted for repayments, issue costs and the amortization of any debt discounts or debt premiums.

Provisions for pensions

The EHG’s pension plans are based on defined benefit obligations.

Pursuant to IAS 19, pension provisions for the defined benefit obligations are calculated on the basis of actuarial principles in accordance with the projected unit credit method taking into account salary and pension increases as well as employee turnover.

Actuarial gains and losses are recognized directly in equity after deferred taxes have been taken into account.

Expenses for the benefits earned in the reporting year are reported in personnel expenses. Expenses arising from unwinding the discount on pension obligations are reported in financial result. Likewise, the interest effects of other long-term employee benefits are reported in financial result.

Pension obligations are generally considered long term.

Other provisions

Other provisions are recognized if there is a present obligation arising from a past event. A sufficiently reliable estimate of the amount of the obligation must be possible and it must be more likely than not that there will be an outflow of resources in the future. Provisions are recognized only for legal and constructive obligations to third parties.

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Non-current provisions with a residual term of more than one year are discounted to the end of the reporting period based on interest rates that are risk and maturity congruent, and provided that the effect of the time value of money is material.

If the possibility of an outflow of resources is less than probable but more than remote, a contingent liability is disclosed in the Notes to the Combined Financial Statements.

Deferred taxes

Deferred tax assets and deferred tax liabilities are recognized in accordance with IAS 12, using the balance sheet liability method for all temporary differences between the carrying amounts recognized in the tax accounts and in the IFRS financial statements, unless special requirements stipulate otherwise (e.g., IAS 12.15, 12.24).

Deferred tax assets also contain tax reduction claims that result from the expected utilization of tax loss or tax credit carryforwards in subsequent years.

Deferred taxes are determined on the basis of the tax rates enacted or substantively enacted as of the realization date.

Deferred tax assets are recognized only when it is sufficiently probable that the expected future tax reductions will occur. The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred tax asset to be utilized. Previously unrecognized deferred tax assets are reassessed at the end of each reporting period and recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

No deferred tax liabilities associated with investments in subsidiaries are recognized if the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred taxes relating to items posted directly to equity are recognized in equity and not in the statements of income.

Deferred tax assets and deferred tax liabilities are offset when the Group has an enforceable right to offset current tax assets against current tax liabilities and these assets and liabilities relate to income taxes levied by the same tax authority for the same taxable entity.

Current tax assets and liabilities

Current tax assets and liabilities for current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the end of the reporting period.

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Appendix 6

Currency translation

The Combined Financial Statements are presented in Euros, which is also EHG SE’s functional currency. For each entity, EHG determines the functional currency and items included in the financial statements of each entity are measured using that functional currency.

Transactions in foreign currencies are initially recorded by EHG’s entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

Monetary assets and liabilities denominated in foreign currencies are translated at the functional currency spot rates of exchange at the reporting date. Differences arising on settlement or translation of monetary items are recognized in profit or loss.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions.

On consolidation, the assets and liabilities of foreign operations are translated into Euros at the rate of exchange prevailing at the reporting date and their statements of profit or loss are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognized in OCI. On disposal of a foreign operation, the component of OCI relating to that particular foreign operation is reclassified to profit or loss.

Any goodwill arising on the acquisition of a foreign operation and any fair value adjustments to the carrying amounts of assets and liabilities arising on the acquisition are treated as assets and liabilities of the foreign operation and translated at the spot rate of exchange at the reporting date.

The following are key exchange rates for translating items in the Combined Financial Statements. They developed as follows in relation to the euro:

	Closing rate		Average rate
	Aug. 31, 2018	Aug. 31, 2017	2017/18	2016/17

Pound sterling	0.8974	0.9197	0.8849	0.8681

US dollar	1.1651	1.1825	1.1927	1.0987

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Accounting principles sensitive to estimates and assumptions

In certain cases it is necessary to apply accounting principles that are sensitive to estimates and assumptions. These contain complex and subjective assessments as well as the use of assumptions relating to matters that are by nature uncertain and subject to change. Such accounting principles sensitive to estimates and assumptions can change over time and have a significant influence on the financial position, financial performance and cash flows of the Group. They may also contain estimates and assumptions that the EHG could have made differently in the same reporting period for equally understandable reasons. Group management points out that future events will often deviate from forecasts and that estimates may routinely require adjustment.

Fraudulent actions and manipulations of financial records of some North American Entities have been admitted by certain perpetrators after August 31, 2018. Thereby certain negative trends and developments, which had previously been disguised at these entities, became obvious and a further and detailed assessment of risks relating to the existing trade and loan receivables against the North American Entities as well as to guarantees granted by EHG for the North American Entities’ bank loans, foreign currency derivatives, suppliers, dealer financings or lessors became necessary. For further explanations reference is made to Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations”.

Trade receivables

The allowance for doubtful debts is based to a large extent on estimates and judgments of individual receivables, which take into account the creditworthiness of the respective customer or related party, the current economic situation and the analysis of historical defaults. As of August 31, 2018, the significant total allowance for trade receivables amounted to EUR 4.0 million (August 31, 2017: EUR 4.1 million) including effects resulting from the carve-out of the North American Entities. For further explanations reference is made to Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations”.

The EHG sells a portion of its trade receivables to factoring companies on a revolving basis. As part of the assessment as to whether the sale of receivables should be recognized in the statement of financial position as a disposal, risks must be assessed and judgments made by management, especially in relation to the interest rate risks borne by the EHG arising from the potentially late settlement of receivables. The credit risk relating to sold receivables is largely borne by the factoring firm. For more details see Note 16 “Trade receivables”.

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Appendix 6

Capitalization of development costs

As regards the capitalization of development costs (see explanations on “Internally developed software and other development costs”), management’s estimates regarding the technical and economic feasibility of the development projects are considered for the decision on recognition. Measurement of the capitalized development costs depends on the amount and period of expected future cash flows. We also refer to the Note 13 “Intangible assets and property, plant and equipment”.

Other intangible assets and property, plant and equipment

For the recognition of other intangible assets and property, plant and equipment, assumptions and estimates primarily concern the determination of useful lives. Estimations of useful lives are derived from the information available at the time the Combined Financial Statements are prepared. They are regularly reviewed and, if necessary, revised to reflect changes in assumptions and estimates.

Impairment

Impairment tests of the goodwill are based on the projected statements of financial position and statements of income approved by the management and the Supervisory Board, among other factors. These statements reflect current expectations of management. These projected figures typically contain various kinds of estimation uncertainties, especially regarding the future development of procurement and sales markets, meaning that the actual future situation may differ from the planning. Estimates are in part used also to calculate net selling prices. Within the scope of these Combined Financial Statements, significant impairments were made on loan receivables from North American Entities. We also refer to the Note 13 “Intangible assets and property, plant and equipment”.

Provisions

Warranty provisions are measured based on actual warranty costs using assumptions about the time that future warranty cases will occur. Actuarial estimates are incorporated into the calculation of pension provisions, especially regarding the discount rate used, mortality rate and expected future salary and pension levels. Due to the long-term nature of pension obligations, some of these estimates are subject to considerable uncertainty. Within the scope of these Combined Financial Statements, significant provisions were accounted for guarantees assumed in favor of North American Entities. We also refer to the Notes 24 “Provisions for pensions” and 25 “Other non-current provisions”.

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Deferred tax assets

The assumptions and judgments for deferred tax assets relate primarily to the probability of the tax reductions actually occurring in the future. These estimates of probability are based on planning, which is also used for impairment testing of intangible assets and property, plant and equipment. Planning uncertainties thus have an impact on the recognition of deferred tax assets see Note 11 “Income taxes” to the combined statements of income.

At the time the Combined Financial Statements were prepared, the underlying judgments and estimates were not subject to any significant risks. Consequently, no significant adjustment is expected to the assets and liabilities disclosed in the combined statement of financial position for the next financial year.

Impact of new or amended standards

The following amended and new standards and interpretations were applied for the first time in financial year 2017/18:

●	Amendment to IAS 7 “Statement of Cash Flows”
●	Amendment to IAS 12 “Income Taxes”
●	Improvements to IFRSs 2014 to 2016

In 2013, the IASB began an initiative to improve disclosures in the Notes (disclosure initiative), which was divided into smaller projects. The objective is to optimize and simplify the presentation and disclosure rules in the existing standards. In the course of the project, the IASB published Amendments to IAS 7 “Statement of Cash Flows” in January 2016. According to this, extended disclosures must be made in the Notes describing the development of financial liabilities during the reporting period for which payment transactions were or are to be recognized in the statement of cash flows under cash flows from financing activities. For further details concerning the Statement of Cash Flows, please refer to Note 29 “Notes to the combined statements of cash flows”.

Also in January 2016, the IASB issued amendments to IAS 12 “Income Taxes”: Recognition of Deferred Tax Assets for Unrealized Losses”. In particular, the amendments clarify that, for assets recognized at fair value whose values for tax purposes are cost, unrealized losses result in deductible temporary differences and this does not depend on the future utilization of the asset. Furthermore, for the estimation of future taxable profit to recognize deferred tax assets, tax deductions arising from the reversal of other deductible temporary differences are to be excluded. In this regard, the carrying amount of an asset does not constitute the upper limit for the estimation of probable future taxable profit.

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Appendix 6

In December 2016, as part of the Annual Improvements to IFRS, the Annual Improvements to IFRS Standards 2014 – 2016 Cycle was issued. The amendments concerning IFRS 12 Disclosure of Interests in Other Entities largely contain clarifications of the Standard’s scope.

The amended standards listed above were applied for the first time in the reporting period and did not result in any material change to the financial reporting of the EHG.

The IASB has issued the following standards and interpretations, which are not yet mandatory. None of these has been early adopted.

●	IFRS 15 “Revenue from Contracts with Customers” (effective for financial years beginning on or after January 1, 2018)
●	Amendment to IFRS 15 “Revenue from Contracts with Customers” (effective for financial years beginning on or after January 1, 2018)
●	IFRS 9 “Financial Instruments” (effective for financial years beginning on or after January 1, 2018)
●	Amendment to IFRS 9 “Financial Instruments” (effective for financial years beginning on or after January 1, 2019)
●	IFRS 16 “Leases” (effective for financial years beginning on or after January 1, 2019)
●	Amendment to IFRS 2 “Share-based Payment” (effective for financial years beginning on or after January 1, 2018)
●	Amendment to IFRS 4 “Insurance Contracts” (effective for financial years beginning on or after January 1, 2018)
●	Amendment to IAS 40 “Investment Property” (effective for financial years beginning on or after January 1, 2018)
●	IFRIC 22 “Foreign Currency Transactions and Advance Consideration” (effective for financial years beginning on or after January 1, 2018)
●	Improvements to IFRSs 2014 – 2016 (effective for financial years beginning on or after January 1, 2018)
●	IFRIC 23 “Uncertainty over Income Tax Treatments” (effective for financial years beginning on or after January 1, 2019)
●	Improvements to IFRSs 2015 – 2017 (effective for financial years beginning on or after January 1, 2019)
●	Amendment to IAS 19 “Employee Benefits” (effective for financial years beginning on or after January 1, 2019)
●	Amendments to IAS 28 “Investments in Associates and Joint Ventures” (effective for financial years beginning on or after January 1, 2019)
●	Amendment to framework (effective for financial years beginning on or after January 1, 2020)
●	Amendment to IFRS 3 “Business Combinations” concerning the definition of a business operation (effective for financial years beginning on or after January 1, 2020)
●	IFRS 17 “Insurance Contracts” (effective for financial years beginning on or after January 1, 2021)
●

Amendments to IFRS 10 “Consolidated Financial Statements” and IAS 28 “Disclosure of Interests in Other Entities” (the IASB has postponed the date of first-time application of these amended standards indefinitely)

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Appendix 6

The following only describes the standards and interpretations that could be relevant for the EHG.

The objective of IFRS 15 is to combine the rules previously contained in various standards and interpretations concerning revenue recognition and to create common basic principles that can be applied to all industries and all types of revenue transactions. IFRS 15 establishes when and in what amount revenue is recognized. The basic principle is that revenue is recognized in the context of the transfer of goods or services in an amount that reflects the consideration expected. IFRS 15 also contains further guidance on multiple-element arrangements as well as new rules on the treatment of service contracts and amendments to contracts. In addition, the new standard obliges entities to disclose qualitative and quantitative information to enable users of financial statements to understand the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. IFRS 15 replaces IAS 11 Construction Contracts and IAS 18 Revenue as well as the associated interpretations. According to an analysis of relevant existing contracts with customers, the future application of IFRS 15 is not expected to have material impact on the Combined Financial Statements of the EHG.

The amendment to IFRS 15 includes both clarifications of various provisions ofIFRS 15 as well as practical expedients for the transition to the new standard. The clarifications mostly relate to the identification of performance obligations arising from a contract as well as the assessment of whether an entity in the transaction is a principal or an agent.

IFRS 9 contains new rules for the classification and measurement of financial assets and financial liabilities and replaces IAS 39. Additionally, it changes a series of existing standards, including IFRS 7, which regulates the disclosures required for financial instruments.

According to IFRS 9, financial assets must be measured either at amortized cost or at fair value through profit or loss or other comprehensive income depending on their individual characteristics and taking into account the business model.

In contrast to the rules currently in effect, equity instruments are generally to be measured at fair value. However, fluctuations in the value of equity instruments after initial recognition can be recognized through profit or loss or in other comprehensive income. The first-time application of IFRS 9 could potentially affect the measurement of interests in such investees. We currently measure them mainly at cost, as it is not possible to reliably determine their fair value. Depending on the measurement after recognition, implementing the new accounting standards could result in greater fluctuations in earnings after taxes and/or total income.

IFRS 9 changes the rules for the impairment of financial instruments; the new expected credit loss model brings forward the recognition of losses by recording losses that have been incurred as well as those expected in the future.

Furthermore, IFRS 9 includes new regulations concerning hedge accounting. Main differences concern the new regulation of instruments or risks that can be designated, the effectiveness requirements, the adjustments and resolutions of hedge accounting and, to some extent, the recognition in the statement of financial position of hedge accounting. EHG does not expect a significant impact on the presentation of the financial statements.

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The expected impacts of IFRS 9 described above are based on preliminary analyses.

In particular, IFRS 16 replaces and amends previous rules on lease accounting for lessees contained in IAS 17. The previous requirement according to IAS 17 to account for on-balance sheet obligations from finance lease agreements and off-balance sheet obligations from operating lease agreements differently by the lessee was removed and replaced by a single accounting model for lessees that generally requires an on-balance sheet recognition of the lease. Very similar in concept to the finance lease in IAS 17, according to IFRS 16 a right-of-use asset is to be recognized in the amount of the present value of the future lease payments as well as a corresponding liability arising from the obligation to make the lease payments. Accordingly, the depreciation charge for the asset and the interest expense on the lease liability are to be presented separately in the statements of income. According to IAS 17, the future obligations arising from operating leases were required to be disclosed only in the Notes to the Combined Financial Statements. IFRS 16 permits only exceptions for agreements with a term of up to one year and for separately usable assets that are of low value. For these lease agreements an option exist, similar to the operating lease of IAS 17, to remain off-balance and to be recognized as a lease expense.

The transitional provisions of IFRS 16 allow both a complete and a modified retrospective first-time application. According to the modified retrospective approach, lessees do not need to adjust comparative information for lease agreements that were previously classified as an operating lease. Instead, the lessees must record the cumulative effect of first-time application of the new standard as an adjustment to the opening balance of the retained earnings (or other components of equity) at the time of initial adoption. EHG is currently analyzing what effects the application of the new standard will have. For further information in regard to the extent of operating leases, please refer to the Note on operating leases in Note 31 “Other financial liabilities”.

The IFRS Interpretations Committee (IFRS IC) published IFRIC 23 “Uncertainty over Income Tax Treatments” on June 7, 2017. An entity’s tax treatment of particular transactions or circumstances may depend on the future acceptance of that treatment by the tax authorities or fiscal jurisdiction. IAS 12 Income Tax governs how current and deferred taxes are to be accounted for. IFRIC 23 supplements the rules in IAS 12 in terms of considering uncertainties relating to the income tax treatment of transactions and circumstances. IFRS 23 is effective for financial years beginning on or after January 1, 2019. The impact of this guidance is currently analyzed.

On March 29, 2018, the International Accounting Standards Board (IASB) issued the revised Conceptual Framework for Financial Reporting. The Conceptual Framework assists the IASB to develop accounting standards. It also supports entities in the clarification of accounting matters not regulated specifically by the IFRSs. Furthermore, it aims to help all other interested parties to better understand the IFRSs. The Conceptual Framework consists of a new pre-introductory “Status and Purpose of the Conceptual Framework” chapter as well as eight chapters. These chapters include the reporting entity and presentation and disclosure; the recognition chapter has been expanded to include derecognition. There were also content changes; for example, a distinction is no longer made in the definition of income between revenues and gains was relinquished. According to a press release, the Board is to apply the Conceptual Framework with immediate effect, while entities are to apply it from 2020.

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Note 3    Acquisitions and disposals

EHG made acquisitions in financial years 2017/18 and 2016/17 that have been accounted for using the acquisition method. Significant transactions are presented below.

Financial year 2017/18

With effect as of July 25, 2018, EHG acquired 50% of the shares and voting rights of Luoyang Erwin Hymer – Loncen Caravan Co., Ltd., Luoyang, China. Due to contractual conditions, EHG also acquired control over Loncen Caravan Co. Ltd., Luoyang, China, intending to enter the Chinese caravan market and increase its presence and position in the Asian market. The capital invested for the acquisition was EUR 6.2 million (RMB 50 million) and was paid on October 19, 2018. The following assets and liabilities were assumed at the acquisition date and are to be measured at fair value.

EUR million

Intangible assets	1.2
Property, plant and equipment	0.2
Inventories	1.9
Trade receivables	1.5
Other current assets	6.4
Cash and cash equivalents	1.3
Other current liabilities	-0.1

Net assets acquired	12.4

Non-controlling interests	-6.2

Purchase price	6.2

Since the acquisition date, Luoyang Erwin Hymer – Loncen Caravan Co., Ltd. has contributed no revenue and EUR -37k to earnings after taxes.

Financial year 2016/17

With effect as of February 8, 2017, EHG, through its subsidiary Erwin Hymer Group Holdings UK Ltd., acquired all of the shares in The Explorer Group Ltd., Consett, UK, to expand its presence and position in the second-largest European market. This entity changed its name to Erwin Hymer Group UK Ltd. The company builds and produces caravans and motorhomes, and sells them mostly in the UK and Ireland through its dealer network. The purchase price for the shares totaled EUR 33.9 million. It was paid in cash in financial year 2016/17.

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The following assets were acquired and liabilities assumed at the acquisition date and were measured at fair value:

EUR million

Intangible assets	15.7
Property, plant and equipment	7.4
Inventories	14.1
Trade receivables	2.9
Other current assets	0.4
Cash and cash equivalents	2.2
Non-current provisions	-3.8
Deferred tax liabilities	-3.4
Trade payables	-11.4
Income tax liabilities	-0.2
Other current liabilities	-3.5

Net assets acquired	20.4

Purchase price	33.9

Goodwill	13.5

Erwin Hymer Group UK Ltd. contributed EUR 80.1 million to revenue and EUR 0.5 million to earnings after taxes in financial year 2016/17. The sales contribution of Erwin Hymer Group UK Ltd. for the entire financial year 2016/17 would had been EUR 136.8 million if the acquisition had taken place at the beginning of the financial year. Profit after tax in this period would have been EUR 2.9 million. Acquisition-related costs amounted to EUR 0.4 million and were recognized under other operating expenses. The goodwill derived from the purchase price allocation comes to EUR 13.5 million, is not tax deductible and reflects expected synergies in particular.

Business combinations and consolidation procedures

Business combinations are recognized using the acquisition method when control is acquired by the Erwin Hymer Group in accordance with IFRS 3.

The fair value of the consideration transferred for the acquired business is allocated to the acquired assets as well as the assume liabilities and contingent liabilities which are generally measured at their fair values as of the acquisition date. Non-controlling interests are initially measured at their proportionate share of the net identifiable assets of the acquiree at the acquisition date. Any remaining positive difference is recognized as goodwill. Any negative differences are recorded in profit or loss.

Receivables, liabilities, provisions, income and expenses or profits and losses recorded between the entities included in these Combined Financial Statements are eliminated in the course of consolidation. Guarantees and warranties existing between entities included in the basis of consolidation are eliminated.

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Explanatory notes on the combined statements of income

Note 4        Revenue

Classification by activity	2017/18	2016/17
	EUR k	EUR k

Motorhome	1,491,798	1,307,416
Caravan	303,886	253,361
Camper vans	266,386	194,213
Other revenue	209,226	229,656

	2,271,296	1,984,646

Other revenue mainly concerns trade with replacement parts and camping accessories, rental and, to a lesser extent, repair services and income from cross-charged expenses. Revenue breaks down by regional market as follows:

	2017/18	2016/17
	EUR k	EUR k

Germany	1,127,552	1,105,708
Other EU countries	923,821	713,589
Rest of the world	219,923	165,349

	2,271,296	1,984,646

Note 5        Other operating income

	2017/18	2016/17
	EUR k	EUR k

Insurance reimbursements	3,247	1,665
Income from the reversal of provisions	2,663	1,056
Foreign exchange gains	2,335	2,396
Gains on disposals of non-current assets	306	7
Other	15,730	5,598

	24,281	10,722

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The item “Other” increasing by EUR 10,132k to EUR 15,730k in financial year 2017/18 particularly results from increased income from charging of costs to related parties.

Note 6        Cost of materials

	2017/18	2016/17
	EUR k	EUR k

Raw materials and supplies and purchased merchandise	1,641,187	1,437,010
Purchased services	75,332	74,580

	1,716,519	1,511,590

Note 7        Personnel expenses

	2017/18	2016/17
	EUR k	EUR k

Wages and salaries	283,842	233,818
Social security and other benefits	52,551	46,763

Pensions	1,887	1,173

	338,280	281,754

The employer’s share of social security, including the employer’s share of statutory pension insurance amounting to EUR 26,276k (financial year 2016/17: EUR 23,382k), are included in social security costs and other benefits.

Note 8        Amortization, depreciation and impairments

Amortization and depreciation of EUR 53,600k (financial year 2016/17: EUR 54,954k) does not include any impairments.

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Note 9        Other operating expenses

	2017/18	2016/17
	EUR k	EUR k

Advertising expenses	39,077	36,723
Purchased services	22,849	19,043
Third-party repairs	19,513	15,283
Advisory	17,703	13,184
Selling and distribution expenses	16,266	14,056
Insurance and contributions	10,197	8,899
Rent expenses for real estate and other furniture and fixtures	9,775	9,542
Other taxes	9,060	3,999
Incidental personnel costs/plant security	5,367	4,393
Travel expenses/entertainment/promotion	4,950	4,672
Exchange rate losses	4,279	6,755
Value adjustment of receivables	1,662	2,368
Out-of-period expenses	1,110	531
Expenses from additions to provisions	545	5,810
Other	9,056	9,032

	171,409	154,290

Expenses from additions to provisions for guarantee risks from North American Entities	56,842	64,201

	228,251	218,491

Rent expenses relate exclusively to minimum lease payments. These leases relate to real estate, office and IT equipment and vehicles.

Regarding the expenses from additions to provisions for guarantee risks from North American Entities reference is made to the explanations in Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations”.

The item “Other taxes” contains EUR 7,500k real estate transfer tax that arises from the Reorganization 2017/18.

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Note 10    Financial result

	2017/18	2016/17
	EUR k	EUR k

Profit/loss from associates	255	99

Interest income	2,788	1,859
Interest and similar expenses	-9,796	-7,570
Interest expenses for pension provisions	-196	-142
Interest expenses from unwinding the discount on other provisions	-88	-90

Interest expense	-10,080	-7,802

Other financial result	-34,737	-11,930

Thereof: Impairment on loan receivables	-35,994	-11,749

Financial result	-41,774	-17,774

Other financial result mainly includes the impairments of loans granted to North American Entities. Loans granted by EHG to North American Entities amounted to EUR 47,755k (August 31, 2017: EUR 11,749k). In financial year 2016/17 an impairment of EUR 11,749k was recorded. In financial year 2017/18 the remaining loan receivable from North American Entities was impaired entirely by EUR 35,994k. For further explanations of these impairments reference is made to Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations”. In addition, other financial result include expenses and income arising from the measurement of foreign currency loans on the reporting date.

Note 11    Income taxes

	2017/18	2016/17
	EUR k	EUR k

Current tax expense	43,553	20,414
Deferred taxes on temporary differences	-1,676	-5,313
Deferred tax assets on loss carryforwards	-442	993

	41,435	16,094

The corporate income tax rate for financial year 2016/17 in Germany is 15% plus the solidarity surcharge of 5.5% and a levy rate for trade tax of between 340% and 380%.

Due to the income tax group of Erwin Hymer Group AG & Co. KG and various subsidiaries in Germany, only trade tax on income was relevant for the majority of the income generated in Germany by the subsidiaries of the EHG in financial year 2016/17. For EHG SE itself the corporate income tax was also relevant. In fiscal year 2016/17 due to the corporate structure, only 47.5% of the relevant tax income from Erwin Hymer

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Group AG & Co. KG was assigned for corporate tax purposes. 52.5% of this income was assigned to private shareholders of Erwin Hymer Group AG & Co. KG.

Due to the Reorganization 2017/18 the contribution of 52.5% of the shares in Erwin Hymer Group AG & Co. KG from private stockholders to EHG SE, 100% of the income from Erwin Hymer Group AG & Co. KG is assigned to EHG SE for corporate tax purposes. This leads to increased current tax expense in financial year 2017/18 compared to the prior financial year.

The nominal income tax rates applicable outside Germany in the financial year ranged between 19% (financial year 2016/17: 19%) and 33% (financial year 2016/17: 33%). There is a weighted income tax rate of 28% in Germany and abroad (financial year 2016/17: 20%), which is the applicable tax rate for tax reconciliation.

Deferred tax (DT) assets and liabilities are shown in the following table broken down by asset or liability items. The revaluation effects on trade and loan receivables as well as on provisions for guarantees, resulting from the adapted risk assessment on North American Entities as described in Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations” did not lead to material DT assets or liabilities.

	Aug 31, 2018		Aug. 31, 2017
	DT assets	DT liabilities	DT assets	DT liabilities
	EUR k	EUR k	EUR k	EUR k

Other provisions and Financial liabilities	3,761	70	1,749	0
Property, plant and equipment	3,089	588	2,583	560
Inventories	2,172	101	428	154
Unused tax losses carried forward	1,785	0	1,339	0
Pension obligations	441	0	575	0
Intangible assets	0	5,738	8	5,746
Other differences	1,830	313	4,221	656

	13,078	6,810	10,903	7,116
Offsetting	-1,748	-1,748	-1,493	-1,493

Amount recognized in the statement of financial position	11,330	5,062	9,410	5,623

Recognition of actuarial gains and losses in equity pursuant to IAS 19 and of changes in the market value of hedging instruments for cash flow hedges pursuant to IAS 39 resulted in deferred tax assets of EUR 369k being recognized in the financial year 2017/18 in other comprehensive income (financial year 2016/17: deferred tax liabilities of EUR 414k).

All other changes were recognized directly in profit or loss, except for changes resulting from first-time consolidation effects.

Deferred tax assets are measured based on the tax planning for the following three financial years. The tax planning is part of the Group’s business planning. Business planning has also been used for the purpose of impairment testing of intangible assets

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and property, plant and equipment. This planning forecasts sufficient taxable income for the next three years, which substantiates the recoverability of the deferred tax assets for unused tax losses carried forward. EUR 1,785k (August 31, 2017: EUR 1,339k) of deferred tax assets relates to subsidiaries that incurred losses either in the reporting period or in the previous period. This amount is expected to be realized due to future tax results.

As of August 31, 2018, unused tax losses carried forward for which no deferred tax assets were recognized amounted to EUR 55,512k (August 31, 2017: EUR 70,286k). Of this amount EUR 40,243k (August 31, 2017: EUR 23,744k) relate to trade tax of EHG. Fiscal advantage in case of use would have to be assessed with 12%. They can therefore be carried forward indefinitely. The tax expense arising from an impairment or non-recognition of deferred tax assets for which it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred tax asset to be utilized amounts to EUR 445k (financial year 2016/17: EUR 2,315k).

Reconciliation of estimated tax expense to current income tax expense:

	2017/18	2016/17

	EUR k	EUR k

Earnings before income taxes	11,938	-8,466

Expected tax expense at group tax rate	3,343	-1,693

Tax effect of non-deductible expenses	27,373	15,949

Current income tax prior years	15,974	296

Tax effect of tax-free income	-46	-601

Unrecognized deferred taxes on unused tax losses, timing differences and their reversal	-4,346	2,315

Other	-863	-172

Reported tax expense	41,435	16,094

Tax rate as a %	351%	-190%

The high volume in non-deductible tax expenses in financial year 2017/18 and financial year 2016/17 relate to the impairments of trade and loan receivables as well as the provisions for guarantees that are explained in Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations” and which are non-deductible for income tax purposes.

Note 12    Other notes on the statements of income

The expenditures for research and development recognized in the statements of income for financial year 2017/18 amounted to EUR 19,921k (financial year 2016/17: EUR 19,529k). These include amortization and impairment losses on capitalized development costs amounting to EUR 7,187k (financial year 2016/17: EUR 8,697k).

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Explanatory notes on the combined statement of financial position

Note 13    Intangible assets and property, plant and equipment

Movements in individual items of intangible assets and property, plant and equipment are shown below.

Intangible assets

EUR k

		Goodwill	Patents, licenses and software and	Self- developed software and other develop- ment costs	Advance payments	Total

			similar rights and assets

Cost

	Sep. 1, 2016	0	31,375	54,525	19,520	105,420

Additions			5,911	8,994	6,782	21,687

Disposals				-1,838	-3,157	-4,995

Reclassifications			16,172		-16,133	39

Consolidation effects		13,480	15,706	0	0	29,186

Cost

	Aug. 31, 2017	13,480	69,164	61,681	7,012	151,337

Amortization	Sep. 1, 2016		-24,620	-34,429	-3,066	-62,115

Additions			-11,636	-8,697		-20,333

Disposals				1,838	3,066	4,904

Amortization	Aug. 31, 2017	0	-36,256	-41,288	0	-77,544

Net carrying amount	Sep. 1, 2016	0	6,755	20,096	16,454	43,305

Net carrying amount	Aug. 31, 2017	13,480	32,908	20,393	7,012	73,793

Cost

	Sep. 1, 2017	13,480	69,164	61,681	7,012	151,337

Additions			6,394	8,574	2,567	17,535

Disposals			-1,197	-2,413	-20	-3,630

Reclassifications			1,772	1,987	-3,657	102

Currency translation				8		8

Consolidation effects				1,237		1,237

Cost

	Aug 31, 2018	13,480	76,133	71,074	5,902	166,589

Amortization	Sep. 1, 2017		-36,256	-41,288		-77,544

Additions			-7,443	-7,187	-792	-15,422

Disposals			1,179	2,414		3,593

Amortization	Aug 31, 2018	0	-42,520	-46,061	-792	-89,373

Net carrying amount	Sep. 1, 2017	13,480	32,908	20,393	7,012	73,793

Net carrying amount	Aug 31, 2018	13,480	33,613	25,013	5,110	77,216

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The goodwill is allocated to the following cash-generating unit:

	August 31, 2018	August 31, 2017
	EUR k	EUR k

EHG UK Ltd.	13,480	13,480

	13,480	13,480

In compliance with IAS 36 the recoverable amount is calculated as value in use for the cash-generating unit to which the goodwill is allocated.

The calculation of the value in use for impairment test purposes is based on budgets for financial year 2018/19 to 2021/22 (prior year: budgets for financial years 2017/18 to 2020/21), considering a sustainable development. For the perpetual annuity exceeding the planning horizon of four years, the cash flow is extrapolated taking into account the sustainably expected margin of the respective cash-generating unit. Using these cash flow predictions, the value in use of the cash-generating unit is calculated using a terminal growth rate of 1.0%.

The discounting rate is determined by the weighted average cost of capital (WACC) before taxes for a peer group as benchmark company considering a risk-free base interest rate, market risk premium (multiplied with the beta factor), the growth reduction of perpetual annuity, borrowing costs and the capital structure. The discount rate for financial year 2017/18 before the growth factor comes to 9.0% (2016/17: 8.6%).

No impairments where recognized for the cash-generating unit as of August 31, 2018 and August 31, 2017.

The forward-looking assumptions on which the calculations are based are subject to various estimation uncertainties. These uncertainties can significantly affect the result of the calculations. The EHG has analyzed how different variations from the planning could indicate that the carrying amounts of the cash-generating unit might no longer be fully recoverable assuming that the other conditions remain the same (one indicator of a need to recognize impairment losses would be if the value in use calculated were to fall below the carrying amount). Due to the significant headroom we currently assume that none of the possible changes concerning relevant assumptions and parameters in the impairment test will led to an impairment loss of the considered cash-generating unit.

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Property, plant and equipment

EUR k

		Land,		Other	Advance	Total

		land	Technical	equipment	payments

		rights	equipment and	furniture	and assets

		and	machinery	and	under

		buildings		fixtures	construction

Cost	Sep. 1, 2016	227,619	87,013	249,495	2,961	567,088

Additions		9,016	8,419	72,293	17,170	106,898

Disposals		-3,401	-1,170	-44,200	-709	-49,480

Reclassifications		793	795	171	-1,798	-39

Currency translation		-357	-566	-538	-29	-1,490

Consolidation effects		10,480	2,162	639	149	13,430

Cost	Aug. 31, 2017	244,150	96,653	277,860	17,744	636,407

Depreciation	Sep. 1, 2016	-78,467	-62,663	-168,976	-307	-310,413

Additions		-6,357	-5,922	-22,342		-34,621

Disposals		936	1,279	9,811	307	12,333

Transfer			87	-87		0

Currency translation		106	416	145		667

Consolidation effects				601		601

Depreciation	Aug. 31, 2017	-83,782	-66,803	-180,848	0	-331,433

Net carrying amount	Sep. 1, 2016	149,152	24,350	80,520	2,654	256,676

Net carrying amount	Aug. 31, 2017	160,368	29,850	97,012	17,744	304,974

Cost	Sep 1, 2017	244,150	96,653	277,860	17,744	636,407

Additions		31,304	13,138	82,796	18,782	146,020

Disposals		-4,769	-4,084	-59,944	-99	-68,896

Reclassifications		6,717	8,059	1,640	-16,516	-100

Currency translation		123	228	-592	15	-226

Consolidation effects		5,486	2	-169		5,319

Cost	Aug. 31, 2018	283,011	113,996	301,591	19,926	718,524

Depreciation	Sep 1, 2017	-83,782	-66,803	-180,848		-331,433

Additions		-7,209	-6,949	-24,020		-38,178

Disposals		508	4,001	15,294		19,803

Currency translation		-35	-178	-26		-239

Consolidation effects				42		42

Depreciation	Aug. 31, 2018	-90,518	-69,929	-189,558	0	-350,005

Net carrying amount	Sep 1, 2017	160,368	29,850	97,012	17,744	304,974

Net carrying amount	Aug. 31, 2018	192,493	44,067	112,033	19,926	368,519

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Note 14    Non-current financial assets

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Investments	2,817	2,836
Financial receivables	1,750	2,787

	4,567	5,623

Financial receivables include trade receivables of EUR 30k (August 31, 2017 EUR 49k).

Note 15    Inventories

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Finished goods and merchandise	179,104	150,529

Raw materials and supplies	160,579	149,491
Work in process	18,161	19,109
Advance payments	4,295	3,144

	362,139	322,273

A write-down expense of EUR 12,234k was recognized on inventories in financial year 2017/18 (financial year 2016/17: EUR 10,229k). There were no reversals of write-downs either in the current year or in the prior year. EUR 17,541k of inventories is pledged as security (August 31, 2017: EUR 42,275k).

Note 16    Trade receivables

Trade receivables primarily relate to amounts owed by authorized dealers.

Impairment of trade receivables:

	2017/18	2016/17
	EUR k	EUR k

Impairment as of September 1	4,094	2,202
Consolidation effects	0	116
Additions	1,662	2,368
Utilized	-826	-349
Reversals	-954	-243

Impairment as of August 31	3,976	4,094

Of the above mentioned additions to impairments on trade receivables in financial year 2016/17 EUR 1,508k relate to impairments on trade receivables against former North American Entities. In financial year 2017/18 a partial reversal of these previously

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recognized impairments relating to North American Entities amounting to EUR 400k was posted, which led to an impairment of EUR 1,108k as of August 31, 2018. For further explanations reference is made to Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations”.

The corresponding receivables (including non-current trade receivables) break down as follows:

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Net carrying amount of impaired trade receivables	3,976	4,094

Carrying amount
after impairment	84,045	41,892
before impairment	88,021	45,986

Neither impaired nor past due	66,125	28,507

Not impaired and past due for
1 to 30 days	8,012	6,609
31 to 60 days	4,162	2,586
61 to 360 days	5,283	3,445
more than 360 days	463	745

The receivables that are past due but not impaired are mostly secured by vehicles, the value of which in some cases exceeds the receivable amount on account of repayments already made.

The vehicles sold by the Group are generally subject to retention of title. Vehicle documents are retained until payment has been received to enforce this provision in the event of partial or complete default. In such cases, the vehicles sold are recalled and resold. Past experience has shown that the equivalent value of the receivables in default can be realized in this way. The estimated current value of the vehicles subject to retention of title amounts to EUR 76,293k (August 31, 2017: EUR 38,020k) as of the reporting date.

To improve liquidity, factoring agreements for the sale of trade receivables have been concluded with factoring companies. As of 31 August 2018, receivables totaling EUR 387,079k (August 31, 2017: EUR 286,672k) sold with legal effect under these agreements were no longer recognized in the financial statements. These include receivables with an original amount of EUR 57,423k (August 31, 2017: EUR 25,620k) of which EUR 983k (August 31, 2017: EUR 530k) continues to be reported under trade receivables in the statement of financial position as part of continuing involvement pursuant to IAS 39. This amount is the maximum exposure to loss from receivables derecognized as part of a continuing involvement. The undiscounted cash outflows resulting from any repurchasing of these derecognized receivables correspond to the amount derecognized as of the reporting date. These would be due within one year. A current financial liability was recognized in the same amount.

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Note 17    Other financial assets

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Financial receivables
Loans to shareholders of EHG SE	11,632	0
Loans	3,320	2,465
Derivative financial instruments	939	4,098
Other	1,619	1,121
	17,510	7,684

EUR 113k of the loan receivables is attributable to non-consolidated affiliates (August 31, 2017: EUR 316k).

The above table does not include any loan receivables due from North American Entities. These receivables have been impaired entirely as of August 31, 2018 and 2017 as explained in Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations”. The impairment amounted to EUR 35,994k in financial year 2017/18 (EUR 11,749k in financial year 2016/17).

See below for further information on the impairments performed in financial years 2017/18 and 2016/17.

Impairment of other financial assets:

	2017/18	2016/17
	EUR k	EUR k

Impairment as of September 1	12,926	2,155
Additions	35,994	11,749
Utilized	-1,139	-978
Reversals	-38	0

Impairment as of August 31	47,743	12,926

The other financial assets for which no impairment has been recognized amounting to EUR 17,510k (August 31, 2017: EUR 7,684k) are not past due.

Note 18    Other current assets

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k
Other taxes	35,305	24,971
Prepayments and rebilling of costs	18,835	7,119
Receivables from employees	192	165

	54,332	32,255

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Note 19    Subscribed capital

EHG SE’s subscribed capital in financial year 2016/17 amounted to EUR 238,669.00 as of September 1, 2016, and was divided into 238,669 registered (ordinary) shares with restricted transferability. A nominal EUR 1.00 of share capital is attributed to each share. Due to the required elimination of intragroup allocations, EUR 50,000.00 is to be recognized as subscribed capital in these Combined Financial Statements.

In financial year 2016/17, the annual general meeting resolved as of April 26, 2017, to increase the EHG SE’s share capital from EUR 238,669.00 by EUR 4,653.00 to EUR 243,322.00. It is divided into 243,322 registered (ordinary) shares with restricted transferability. A nominal EUR 1.00 of share capital is attributed to each share. Due to the required elimination of intragroup allocations, EUR 54,653.00 is to be recognized as subscribed capital in these Combined Financial Statements.

In financial year 2017/18, the annual general meeting resolved as of August 8, 2018, to increase the EHG SE’s share capital from EUR 243,322.00 by EUR 238,364.00 to EUR 481,686.00 by means of a non-cash contribution. It is divided into 481,686 registered (ordinary) shares with restricted transferability. A nominal EUR 1.00 of share capital is attributed to each share. Due to the required elimination of intragroup allocations, EUR 293,017.00 is to be recognized as subscribed capital in these Combined Financial Statements.

Note 20    Capital reserves

The capital reserves contain other contributions to equity.

Note 21    Retained earnings

Equity earned by the Group

Equity earned by the Group contains any undistributed accumulated profits or losses of companies included in the Combined Financial Statements. Another key component is the reserves arising from the first-time application of IFRSs.

Remeasurement of defined benefit plans

This item contains the actuarial gains and losses arising from pension obligations after taxes, which are recognized directly in equity.

Currency translation

The item contains differences resulting from currency translation recognized directly in equity in the financial statements of foreign subsidiaries (non-eurozone) from the point of first-time application of IFRSs or the initial inclusion of these companies in the Combined Financial Statements.

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Mark-to-market valuation from cash flow hedges

This item contains the effects arising from the measurement of cash flow hedges after taxes.

Note 22    Notes on capital management

The capital management of the EHG SE has the primary aim of securing equity to support the continuation of business activities and to maintain the benefits of the shareholders. As of August 31, 2018, the equity ratio was 16.7% (August 31, 2017: 25.5%).

Note 23    Non-current financial liabilities

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Liabilities to banks

Bonded loan	100,000	0

Loans	89,465	70,763

Discounts	-245	-1,000

Syndicated loan agreement	0	33,584

Other	0	-183

	189,220	103,164

Derivatives	493	954

	189,713	104,118

Disclosures on the EHG’s lending arrangements can be found under the Note 33 “Financial instruments”.

Note 24    Provisions for pensions

The provisions for pensions contain obligations from post-employment defined benefits plans to current and former employees of the EHG as well as their surviving dependents. These pension plans vary according to local legal, tax and economic conditions and are usually based on employees’ length of service as well as their remuneration. A significant amount of the defined benefit obligations is not available for new hires.

The Group’s post-employment benefits are primarily based on defined benefit plans. There are no significant defined contribution plans other than the statutory pension schemes. With defined benefit plans, the entity’s obligation is to provide the agreed benefits to current and former employees. The pension obligations of EHG are primarily financed by provisions. There are also some pension obligations funded by

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insurances which qualify as plan assets. The fair value of these qualifying insurances are offset against the present value of the pension obligations.

The amount of the pension obligations (projected benefit obligations) was calculated using actuarial methods for which estimates are necessary. Apart from life expectancy (nationally concerning the actuarial tables 2005G of Klaus Heubeck (“Richttafeln 2005G von Klaus Heubeck”, abroad concerning comparable guideline tables), the following assumptions are of significance:

	Aug. 31, 2018	Aug. 31, 2017
	%	%

Discount rate	2.1	2.1
Wage and salary increase	1.0	1.0
Pension increase	1.0	1.0
Employee turnover	0.0	0.0

The wage and salary increase comprises expected future increases in wages and salaries, which are estimated annually based on factors such as inflation and the economic situation of EHG.

The actuarial gains or losses from the remeasurement of defined benefit plans are recognized directly in equity. Such gains and losses can result from changes to the calculation parameters, particularly changes to the discount rate, and changes in estimates of the risk development of pension obligations (e.g. assumptions of life expectancies).

The pension provisions reported in the statement of financial position correspond to the present value of pension obligations financed by provisions less the present value of corresponding plan assets.

The expenses resulting from defined benefit plans, which are accounted for in the combined statements of income, can be broken down as shown in the table below. The current service cost of pensions is reported in personnel expenses and the cost of unwinding the discount on pension obligations in interest expense.

	2017/18	2016/17
	EUR k	EUR k

Expenses for benefits earned in the reporting year	303	202
Expenses from unwinding the discount on pension obligations	196	142
Income from plan assets	-13	-9
Expenses from pension obligations	486	335

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Taking into account the measurement bases pursuant to IAS 19 results in the following funded status for the benefit obligations:

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Present value of obligations financed by provisions	10,098	9,949
Present value of obligations financed by funds	654	641
Present value of total obligation	10,752	10,590
Fair value of plan assets	654	641

Carrying amount (corresponds to shortfall)	10,098	9,949

The present value of the defined benefit obligations developed as follows:

	2017/18	2016/17
	EUR k	EUR k

Obligation as of September 1	10,590	11,682
Expenses from pension obligations	499	344
Actuarial gains and losses	-62	-1,050
Benefits paid	-275	-386

Obligation as of August 31	10,752	10,590

Defined benefit obligations developed as follows due to experience adjustments to reflect differences between actuarial assumptions and actual conditions.

	2017/18	2016/17
	EUR k	EUR k

Experience adjustments	70	176

The fair value of the plan assets developed as follows:

	2017/18	2016/17
	EUR k	EUR k

Plan assets as of September 1	641	706

Income from plan assets	13	9
Actuarial gains and losses	0	-74

Plan assets as of August 31	654	641

The effect of a change to key assumptions on the defined benefit obligation is shown below:

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	2017/18	2016/17
	EUR k	EUR k

Discount rate -0.30%	433	450
Discount rate +0.30%	-407	-423
Life expectancy +1 year	310	354

The pension obligations were remeasured for the sensitivity analysis based on the assumption that the other factors remain unchanged. For the calculation of the sensitivity itself, it was assumed that the average life expectancy of a 65-year-old could be shorter or longer by one year.

The average duration of the individual companies’ defined benefit plan obligations is 8-15 years.

Our best estimate, of the expenses in the coming financial year is approximately EUR 377k for pension obligations and EUR 329k for benefits paid.

Note 25    Other non-current provisions

	Sales	Personnel	Other	Total
	EUR k	EUR k	EUR k	EUR k

September 1, 2016	2,773	1,298	151	4,222
Changes due to business combinations	3,768	0	0	3,768
Reclassification	-981	-113	0	-1,094
Utilized	-536	-317	-119	-972
Reversed	-11	-20	0	-31
Unwinding discount	90	0	0	90
Addition	1,746	347	116	2,209
Currency translation	-254	0	0	-254

August 31, 2017	6,595	1,195	148	7,938

September 1, 2017	6,595	1,195	148	7,938
Reclassification	0	-41	0	-41
Utilized	-158	-161	-70	-389
Reversed	-12	0	0	-12
Unwinding discount	67	21	0	88
Addition	228	819	213	1,260
Currency translation	95	0	0	94

August 31, 2018	6,815	1,833	291	8,939

The provisions for obligations relating to sales primarily relate to warranty and product liability obligations.

Past experience is drawn on to recognize provisions for future internal and external expenses arising from warranty obligations for goods delivered and services provided that have already been invoiced. The calculation of the warranty provisions is based

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on assumptions and estimates concerning the amount of the future burden as well as the period of time between delivery and the date on which an expense is incurred. Provisions for the warranty and product liability obligations are generally utilized by the Group within a two-year warranty period.

Provisions relating to personnel primarily comprise obligations from phased retirement arrangements as well as long-service bonuses. They have terms of up to five years from the end of the reporting period.

The market interest rates used for discounting non-current provisions, which essentially apply to warranty provisions, amounted to 1.1% in financial year 2017/18 (2016/17: 1.5%).

Note 26    Other current financial liabilities

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Liabilities to banks
Cash and cash equivalents	90,350	40,644
Loans	8,980	16,716
Other	70	2

	99,400	57,362
Derivative financial instruments	318	78
Loans non-controlling interests	316	360
Loans from shareholders EHG SE	0	5,485
Other	1,445	2,609

	101,479	65,894

Current liabilities to banks primarily concern repayments due in the coming financial year for long-term loans, bank overdraft liabilities, as well as liabilities arising from dealer financing and from payments that have to be forwarded from factoring on a recourse basis.

Note 27    Other current liabilities

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Liabilities to employees	41,080	39,945
Liabilities to tax authorities	20,630	8,697
Payments received/Prepayments	5,506	5,899
Social security liabilities	1,259	1,102
Other	3,630	4,212

	72,105	59,855

The item “Liabilities to tax authorities” in current year contains EUR 7,500k real estate transfer taxes that arises from the Reorganization 2017/18 (EUR 0k in prior year).

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Note 28    Current provisions

	Sales	Personnel	Other	Guarantee risks from North	Total
				American Entities
	EUR k	EUR k	EUR k	EUR k	EUR k

September 1, 2016	21,306	2,298	2,678	-	26,282
Reclassification	1,053	41			1,094
Utilized	-12,352	-1,242	-493		-14,087
Reversed	-844	-418	-150		-1,412
Addition	13,804	271	4,014	64,201	82,290

Currency translation	2				2

August 31, 2017	22,969	950	6,049	64,201	94,169

September 1, 2017	22,969	950	6,049	64,201	94,169
Reclassification	0	41	0		41
Utilized	-13,666	-454	-3,320		-17,440
Reversed	-1,899	-7	-173		-2,079
Addition	16,325	520	1,491	56,842	75,178
Currency translation	-4	0	-2		-6

August 31, 2018	23,725	1,050	4,045	121,043	149,863

Provisions for obligations relating to sales primarily relate to warranty and product liability obligations.

Provisions relating to personnel primarily comprise obligations from phased retirement arrangements, overtime and redundancy plan obligations. The “Other” column includes provisions for legal costs and potential losses.

The provisions for obligations relating to guarantee risks from North American Entities relate to guarantees granted by EHG for bank loans, hedges, suppliers, dealer financings and lessor guarantees of the North American Entities. For further explanations reference is made to Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations”.

Note 29    Notes to the combined statements of cash flows

The combined statement of cash flows shows how the cash and cash equivalents of the EHG changed in the course of the financial year as a result of cash received and paid. In accordance with IAS 7, a distinction is made between cash flows from operating activities, investing activities and financing activities.

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The cash and cash equivalents in the statement of cash flows break down as follows:

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Cash and cash equivalents	11,946	9,205

Other current financial liabilities
Liabilities to banks	-90,350	-40,644
Other loans	-316	-359
Loans from shareholders of EHG SE	0	-5,485

	-78,720	-37,283

Cash and cash equivalents includes cash in hand, checks and bank balances that are available within three months. Cash and cash equivalents are not subject to any restrictions.

Other current financial liabilities contain liabilities due at any time to financial institutions and other current debt obligations attributable to use of cash and cash equivalents.

Cash flows from investing and financing activities are determined on the basis of payments made or received, i.e., directly. Cash flows from operating activities, on the other hand, are derived indirectly from earnings before taxes.

Other disclosures

Note 30    Contingent liabilities

The contingent liabilities listed below are reported at nominal value. No provisions were made to cover these contingencies, as the likelihood of occurrence is regarded as low.

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Guarantees	1,051	1,390

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Repurchase obligations to banks amount to	191,839	180,791

If the EHG actually has to meet its repurchase obligations, the Group is entitled to have the underlying vehicles returned. In the past, their fair values have covered the repurchase prices paid in most cases. There is no indication that the situation will change in the future.

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Note 31    Other financial liabilities

Besides liabilities, provisions and contingent liabilities, the Group has other financial obligations, in particular arising from rental and lease agreements, from capital commitments and procurement agreements.

	Aug. 31, 2018	Aug. 31, 2017
	EUR k	EUR k

Obligations from rental, lease and hereditary building right agreements	16,950	22,551

Thereof due within one year	5,554	6,201
Thereof due between one and five years	9,824	14,062
Thereof due in more than five years	1,572	2,288

Obligations from capital commitments	18,608	2,973

Rental, lease and hereditary building right agreements mainly relate to rental agreements lasting up to ten years for production, warehouse and office buildings, most with the option to extend or automatic extension clauses as well as escalation clauses that are based on the change in defined consumer price indices. There are also rental and lease agreements for cars and IT equipment.

Obligations from capital commitments refer in particular to investments in property, plant and equipment.

Note 32    Legal disputes

Neither Erwin Hymer Group SE nor any of its group entities are involved in any current or foreseeable litigation or arbitration proceedings that could have a significant influence on the economic situation of the EHG or that have had a significant influence on its economic situation in the past two years. Appropriate provisions have been recognized to cover probable financial burdens from litigation or arbitration proceedings related to the North American Entities.

Note 33    Financial instruments

Risk management

In the course of ordinary operations, the EHG is exposed in particular to interest rate risks in the area of financing, risks in foreign exchange rates on prospective cash flows as well as the risks of default on trade receivables and other financial assets.

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The aim of the risk management system is to hedge against adverse effects on the financial performance of the Group. Instruments customary in the market are used for this purpose.

Interest rate risk

To finance the Group, the EHG enters into loan agreements, some with variable interest rates.

A change of 0.1 percentage points (financial year 2016/17: 0.1 percentage points) in the market interest rate for loans subject to a floating rate of interest would have affected financial result costs in financial year 2017/18 by EUR 278k (financial year 2016/17: EUR 185k).

Currency risk

All future cash flows settled in currencies other than the reporting currency of the respective group company are subject to currency risk. Furthermore, there is a translation risk for items in the statement of financial position of group companies that report in a currency other than that of the Group. The UK sales regions in particular involve currency risk. In order to hedge currency risk, orders concluded in foreign currencies are hedged in part via forward exchange contracts. Translation risks are not hedged.

The following table shows the hypothetical effect on equity and earnings of an appreciation or depreciation of the euro against the GBP and USD (not taking tax effects into consideration). The hypothetical effects on the USD Foreign exchange swap will only have an impact on earnings, not on equity.

Change in the exchange rate as of August 31, 2018	Effect on equity	Effect on earnings
	EUR k	EUR k
Appreciation of EUR against GBP by + 10%	-5,863	-3,507
Depreciation of EUR against GBP by – 10%	7,166	4,285
Appreciation of EUR against USD by + 10%	0	3,277
Depreciation of EUR against USD by – 10%	0	-4,559

Change in the exchange rate as of August 31, 2017	Effect on equity	Effect on earnings
	EUR k	EUR k
Appreciation of EUR against GBP by + 10%	-4,384	-2,291
Depreciation of EUR against GBP by – 10%	5,357	2,799

Credit risk

It is group policy that customers who wish to perform significant transactions on credit terms are subject to credit verification procedures. Trade receivables are constantly

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monitored. The EHG finances various dealers by granting longer payment terms. To secure against the risk of default, the documents required to register a vehicle are withheld until the receivable is settled. These precautions are only effective to a limited extent at international business, since the lack of these documents cannot prevent an unauthorized resale of the vehicles. We face this risk by performing regular inventory checks at the dealers.

If payments received by dealers from the sale of vehicles to end customers are not used by dealers to settle receivables of the EHG (or are misappropriated), this would present a particular credit risk because the vehicles cannot be reclaimed and resold in this scenario. In light of this, the Company’s receivables management system with its strict monitoring of customers is of great importance for the EHG.

In order to mitigate the credit risk, all financial transactions are conducted within specified limits.

With respect to credit risk arising from the other financial assets of the Group, which comprise cash and cash equivalents and financial assets, the Group’s exposure to credit risk arising from default of the counterparty does not exceed the carrying amount of these instruments.

Additions to an impairment on trade receivables of EUR 1,662k were recognized in the past financial year (financial year 2016/17: EUR 2,484k). Due to the carve out of North American Entities as described in Note 1 “Basis of preparation – Carve-out North American Entities and recognition of certain assets and obligations” loan receivables granted to these entities by EHG were included in these Combined Financial Statements. As a consequence of the above mentioned assessment of risk the entire loan receivables from North American Entities have been impaired in the respective period. This lead to an impairment on loan receivables of EUR 35,994k in financial year 2017/18 (financial year 2916/17: 11,749k).

Overall, the Management Board assumes that credit risk is sufficiently covered.

Liquidity risk

In financial year 2017/18 EHG has entered into a new syndicated loan agreement with a total amount of EUR 300 million and a term of five years, as well as a bonded loan totally amounting to EUR 100 million including two maturity bands of seven and ten years. With these contracts, it was possible to secure long-term financing. If a financial ratio in the syndicated loan agreement is not met the agreement can be terminated. A breach of other financial ratios may also lead to changes in the interest rates applied. Compliance with the financial relations is continuously monitored by the EHG.

Drawings on the syndicated loan facility amounted to EUR 121,741k (Aug. 31, 2017: EUR 63,283k) as of the end of the reporting period.

There are other loan liabilities in addition to the syndicated loan agreement.

Overall, there are land charges with nominal amounts of EUR 50,610k (August 31, 2017: EUR 53,610k) to pledge as collateral for loan liabilities. The carrying amount of the underlying property amounts to EUR 43,701k (August 31, 2017: EUR 31,880k).

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The maturities of the principal and interest payments for the financial liabilities are shown in the following table.

	Carrying amount as of Aug. 31, 2018		Cash flows
	Total EUR k	of which in less than 1 year EUR k	in less than 1 year EUR k	1 to 5 years EUR k	More than 5 years EUR k

Liabilities to banks	288,620	99,400	104,385	68,632	139,352
Other financial liabilities	2,572	2,079	2,094	75	450

	Carrying amount as of Aug. 31, 2017		Cash flows
	Total EUR k	of which in less than 1 year EUR k	in less than 1 year EUR k	1 to 5 years EUR k	More than 5 years EUR k

Liabilities to banks	160,527	57,362	60,447	91,858	21,004
Other financial liabilities	9,486	8,532	8,713	463	561

The amount due within 12 months of the end of the reporting period is reported in current financial liabilities.

Fair values

The fair values of the financial assets and liabilities in the combined statement of financial position are calculated based on market prices.

The following fair value hierarchy was applied to determine and present the fair value of financial instruments:

●	Level 1: fair value is determined by reference to quoted prices in active markets.
●	Level 2: fair value is determined with the aid of valuation techniques that use inputs from observable market data to determine fair value.
●	Level 3: fair value is determined with the aid of valuation techniques that use inputs that are not based on observable market data.

In the EHG, there are no financial assets and liabilities that are allocated to levels 1 or 3.

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Due to their short maturities, the carrying amounts of the current financial assets and liabilities approximate the fair value. Since it is impracticable to reliably determine the fair value of equity investments, they are measured at amortized cost.

Non-current financial assets and liabilities are stated at their settlement value, which mainly corresponds to the fair value due to the proximity of the new financing to the reporting date and the comparatively minor change of the market interest rate levels relevant to us.

	Aug. 31, 2018		Aug. 31, 2017
	Carrying amount	Fair value	Carrying amount	Fair value
	EUR k	EUR k	EUR k	EUR k

Assets
Trade receivables (loans and receivables), excluding notes receivable	84,045	84,045	41,893	41,893
Financial receivables (loans and receivables)	18,291	18,291	6,323	6,323
Cash and cash equivalents (loans and receivables)	11,946	11,946	9,205	9,205
Shares in other investees at amortized cost (available-for-sale financial assets)	2,818	2,818	2,836	2,836
Derivative financial instruments (held for trading)	939	939	4,098	4,098

Equity and liabilities
Trade payables (financial liabilities at amortized cost)	260,716	260,716	246,261	246,261
Liabilities to banks (financial liabilities at amortized cost)	188,620	188,620	160,526	160,526
Promissory notes	100,000	100,000	0	0
Financial liabilities (financial liabilities at amortized cost)	1,761	1,761	8,454	8,454
Derivative financial instruments (held for trading)	811	811	1,032	1,032

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	Aug. 31, 2018		Aug. 31, 2017
	Carrying amount	Fair value	Carrying amount	Fair value
	EUR k	EUR k	EUR k	EUR k
By measurement category in accordance with IAS 39
Financial liabilities at amortized cost	551,097	551,097	415,241	415,241
Loans and receivables	114,282	114,282	57,421	57,421
Available-for-sale
Financial assets at amortized cost	2,818	2,818	2,836	2,836
Held for trading	128	128	3,066	3,066
Net gains or losses by measurement category
	Interest	Impair- ment	Other net gains and losses	Total net gains and losses
	EUR k	EUR k	EUR k	EUR k

2017/18

Loans and receivables	2,212	-37,656	1,575	-33,869
Financial liabilities at amortized cost	-10,445	0	-1,060	-11,505
Held for trading	0	0	3,635	3,635

2016/17

Loans and receivables	2,801	-14,117	-4,083	-15,399
Held for trading	0	0	-750	-750
Financial liabilities at amortized cost	-5,912	0	-180	-6,092

Impairment losses recognized on loans and receivables include additions to the specific valuation allowances on trade receivables and on other financial assets. Other net gains contain reversals of impairment on trade receivables as well as on other financial assets.

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Derivative financial instruments

		Nominal value of the hedged item	Market value	Market value with a residual term of
			Total	Up to one year	One to five years	More than five years
		EUR k/FC k	EUR k	EUR k	EUR k	EUR k

Aug. 31, 2018

Interest rate swaps		EUR 34,919	-562	-69	-49	-444
Forward exchange transactions	Sale GBP	GBP 40,000	930	930	0	0

Foreign exchange swap	Sale USD	USD 45,200	-249	-249	0	0

Aug. 31, 2017

Interest rate swaps		EUR 34,576	-1,009	-55	-404	-550
Forward exchange transactions	Sale GBP	GBP 47,100	4,089	4,089	0	0

Forward exchange transactions	Sale NZD	NZD 254	9	9	0	0
Foreign exchange swap	Purchase USD	USD 5,000	-23	-23	0	0

The market values of the derivative financial instruments do not take into account any opposite movements in the value of the hedged items. They also do not necessarily correspond to the amounts traded in the future under current market conditions. The risk management of derivative financial instruments is based on market values.

If the hedged cash flows no longer meet the requirements for hedge accounting, in the same period, the changes in market values previously recognized directly in equity are also reclassified to earnings for the period.

A positive change in market value of EUR 0k (financial year 2016/17: EUR 1,625k) and a negative change in market value of EUR -3,160k (financial year 2016/17: EUR 0k) were recorded directly in equity in 2017/18. Deferred tax liabilities of EUR 0k (financial year 2016/17: EUR -236k) and deferred tax assets of EUR 411k (financial year 2016/17: EUR 0k) were offset against each other directly in equity.

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Note 34        Government grants

In financial year 2017/18, government grants totaling EUR 2,556k (financial year 2016/17: EUR 98k) were received, none of which had to be repaid. Subsidies for German partial retirement agreements and benefits for state-funded shorter working hours are reported in the item “Personnel expenses.” Grants related to income are included in other operating income. Repayment of such grants is reported in other operating expenses. Investment grants reduce the cost of the subsidized assets.

The amounts break down as follows:

	2017/18	2016/17
	EUR k	EUR k

Investment grants	2,556	81
Contributions to income from German partial retirement agreements	0	17

Note 35        Events after the reporting date

On September 18, 2018, the shareholders of EHG SE entered into the Purchase Agreement with Thor to sell all of the issued and outstanding shares of capital stock of EHG SE to Tyr Holdings LLC & Co. KG. On February 1, 2019, the parties closed the Transaction.

In connection with the closing and in response to admitted fraudulent actions at certain EHG subsidiaries in North America, the parties entered into an amendment of the Purchase Agreement to reflect the exclusion of EHG’s North American Entities from the business operations acquired via the Transaction. After the closing of the Transaction the Erwin Hymer Group North America Inc. went under a receivership process under Canadian Law. A similar process may occur for some entities in the United States.

Related to the closing of the Transaction, the syndicated loan described in Note 33 has been paid back. In addition a payment from the shareholders of EHG SE into the capital reserve at an amount of 180.0 Mio. EUR has been made. As Thor restructured their bank loans as a result of the acquisition of EHG SE as well, certain subsidiaries of EHG SE can now participate in an asset-based credit facility (ABL). The obligations of the ABL are secured by liens on specific assets of the relevant subsidiaries and limited to individual borrowing bases. The total nominal amount of the ABL is 750.0 Mio. USD with a European sublimit of 200.0 Mio. USD for borrowings supported by specific assets of certain subsidiaries of EHG SE. In addition, a change of control clause included in the bonded loan conditions triggered the option of an early repayment. This resulted in a repayment of 75.0 Mio. EUR plus prepayment fees of

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5.4 Mio. EUR. Potential tax implications of the closing of the acquisition by Thor are currently being analyzed.

Subsequent to Aug 31, 2018 the receivables against the North American Entities have further increased by 52.5 Mio. EUR.

Bank loan liabilities have been settled by EHG SE in January 2019 and early February 2019 at a total amount of 69.5 Mio. EUR. In February and March 2019 the foreign exchange currency derivatives have been settled by a payment of the actual negative market values of 23.7 Mio. EUR by EHG SE to the banks. As of the reporting date a provision was booked for these hedges at a total amount of 16.8 Mio. EUR, which reflected the negative market value of these hedges as of the reporting date.

In March 2019 two supplier guarantees have been settled by a payment of in total 3.7 Mio. EUR by EHG SE. One of these guarantees has been granted after the reporting date. As of the reporting date a provision at an amount of 3.9 Mio. EUR was recorded at that date for the existing guarantee.

The total exposure of the guarantees for dealer financing agreements has been reduced since August 31, 2018 as a result of ongoing settlements and additions of new financed vehicles until mid of March 2019 to 20.9 Mio. EUR.

There were no further events after the end of the 2017/18 requiring disclosure.

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Appendix 6

Note 36        Related party disclosures

According to IAS 24, relationships with persons or entities that can be influenced by the reporting entity or that can influence the entity must be reported unless they are already included in the Combined Financial Statements.

Related parties and companies include the following parties:

●	Related companies
¡	Non-consolidated affiliates
¡	Companies controlled by the shareholders of EHG SE directly or indirectly; thereof former EHG North American Entities:

●	Erwin Hymer Group North America Inc., Kitchener, Canada

●	Erwin Hymer Group Holding USA L.P., Chicago, USA

●	Erwin Hymer Group USA L.P., Chicago, USA

●	Erwin Hymer Group NA Chassis Inc., Buffalo, USA

●	Erwin Hymer Group Management Corporation, Chicago, USA

●	Erwin Hymer Group USA Management Corporation, Chicago, USA

●	Best Time RV L.P., Las Vegas, USA

●	Best Time RV Canada Inc.

●	Best Time RV G.P., Inc., Las Vegas, USA

●	Related parties
¡	Members of the Supervisory Board of EHG KG and EHG (Key management)
¡	Members of the Management Board of EHG KG and EHG (Key management)
¡	Shareholders of the EHG

Transfer prices for intragroup sales and services are determined using a market-based approach. EHG received an appropriate consideration in accordance with the circumstances known at the time the legal transactions were effected.

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	Related companies						Related parties

	Non-consolidated affiliates		Companies controlled by the shareholders of EHG SE directly or indirectly		Carved out North American Entities

	2017/18	2016/17	2017/18	2016/17	2017/18	2016/17	2017/18	2016/17

	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k	EUR k

Goods and services supplied

Sale of goods	244	57	5	2	1,346	4,083	0	0

Services	300	218	1	0	428	146	0	0
Other services	37	0	4	0	3,971	1,753	8,597	0

Goods and services received

Sale of good	71	6	20,929	16,892	276	0	0	0

Service	3,434	3,710	565	627	0	0	0	0

Key management compensation (short-term benefits)	0	0	0	0	0	0	21,678	5,614

Other services	11,246	7,999	1,520	918	5,469	5,982	0	170

Receivables	425	940	0	0	7	7	20,180	0

Liabilities	1,191	1,779	1,057	997	0	0	2,729	8,064

As of August 31, 2017, the impairment recognized on trade receivables owed by related parties was EUR 1,508k. In financial year 2017/18 a partial reversal of these previously performed impairments relating to North American Entities amounting to EUR 400k was posted. For more details see Note 16 “Trade receivables”. As of August 31, 2018, the impairment recognized on loan receivables owed by related parties was EUR 35,994k (financial year 2016/17: EUR 11,750k). For more details see Note 17 “Other financial assets”.

The business transaction between the former North American Entities included the following in periods presented:

●

Corporate cost charges: These contractual intra-group contributions for diverse costs borne initially on headquarter level by EHG, are calculated applying a costs plus mark-up logic and subsequently charged to the affected EHG entities. The calculation of the mark-up charged to Erwin Hymer Group North America Inc. was determined at arm’s length based on the Group’s transfer pricing policies. The outstanding amounts of EUR 877k invoiced in financial year 2016/17 have been

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paid to EHG in financial year 2017/18. In financial year 2017/18 all charges for intra-group contributions were settled.

●

Royalties on licenses: According to royalty agreements between EHG and Erwin Hymer Group North America Inc., mainly for the brands “Hymer, Carado and Sunlight”, license fees are calculated based on the respective sales of each financial year. This procedure is considered at arm’s length. The outstanding amount of EUR 462k invoiced for financial year 2016/17 has been paid to EHG in financial year 2017/18. Outstanding amounts as of closing date are impaired in financial year 2017/18 and amounted to EUR 835k. For more details please see Note 16 “Trade receivables”.

●

Interests on loans: Intercompany loans granted to Erwin Hymer Group North America Inc., Erwin Hymer Group USA L.P., Best Time RV L.P. and Best Time RV amounted to EUR 47,755k in 2017/18 and EUR 11,762k in financial year 2016/17. Interests charged for these loans by EHG are calculated based on the external EHG refinancing rate as it is prescribed by the Group’s transfer pricing policies. The outstanding interest balances as of August 31, 2018 from these North American Entities were impaired in financial year 2017/18 in the amount of EUR 160k. The interests for financial year 2016/17 have been paid to EHG in financial year 2017/18. The loan receivables were impaired in the respective periods. For more details on this impairment see Note 17 “Other financial assets”.

●

Guarantee fee: For guarantees granted by EHG mainly to Erwin Hymer Group North America Inc., EHG charged a fee amounting to EUR 273k in financial year 2016/17. This receivable has been paid in financial year 2017/18. The guarantee fee was determined as 1 percent of the guarantee volume granted, as applicable in entire group.

●

Syndicated loan: For the syndicated loan granted to North American Entities amounted to EUR 64,286k in financial year 2017/18 and to EUR 22,199k in financial year 2016/17 and were granted to Erwin Hymer Group North America Inc. in both years and to Erwin Hymer Group USA L.P. only in financial year 2017/18. No interests were charged on these loans in the periods presented.

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Note 37        List of shareholdings as of August 31, 2018 and 2017

	Equity interest
	in %
	Aug. 31, 2018	Aug. 31, 2017
Fully combined subsidiaries

Erwin Hymer Group AG & Co. KG, Bad Waldsee	100	100
Hymer GmbH & Co. KG, Bad Waldsee	100	100
Bürstner GmbH & Co. KG, Kehl	100	100
Burstner S.A., Wissembourg, France	100	100
Capron GmbH, Neustadt in Sachsen	100	100
LAIKA CARAVANS S.p.A., San Casciano in Val di Pesa, Italy	100	100
Niesmann+Bischoff GmbH, Polch	100	100
Dethleffs GmbH & Co. KG, Isny	100	100
LMC Caravan GmbH & Co. KG, Sassenberg	100	100
Movera GmbH, Bad Waldsee	100	100
Carado GmbH, Leutkirch	100	100
Sunlight GmbH, Leutkirch	100	100
Etrusco GmbH, Leutkirch	100	100
HYMER Business Development GmbH, Bad Waldsee	100	100
Erwin Hymer Group Holdings UK Ltd., Consett, UK	100	100
Erwin Hymer Group UK Ltd., Consett, UK	100	100
Erwin Hymer World GmbH, Wertheim	100	100
Erwin Hymer Center Stuttgart GmbH, Sindelfingen	100	100
Erwin Hymer Center Bad Waldsee GmbH, Bad Waldsee	100	100
Caramobil GmbH, Stockach	0	100
EHG 1 GmbH, Bad Waldsee	100	0
Camping Oase Kerpen GmbH, Kerpen	80	80
Goldschmitt techmobil GmbH, Höpfingen	100	100
Erwin Hymer Group Italia S.p.A., San Casciano in Val di Pesa, Italy	100	100
3DOG camping GmbH, Hamburg	100	100
Caravaning Customer Connect GmbH, Isny	100	100
Rental Alliance GmbH, Isny	100	100
Rent Easy Hamburg GmbH, Elmshorn	51	51
Rent Easy Aachen GmbH, Würselen	51	51
Rent Easy Berlin GmbH, Königs Wusterhausen	51	51
Rent Easy Services GmbH, Isny	100	100
McRent Services GmbH, Isny	100	100
McRent Dortmund GmbH, Unna	51	51
McRent Isny GmbH, Isny	100	100
McRent Hamburg GmbH, Kayhude	51	51
McRent Leipzig GmbH, Naumburg	51	51

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McRent Frankfurt GmbH, Friedberg		51	51
McRent Mannheim/Heidelberg GmbH, Mannheim		51	51
McRent Rhein-Ruhr GmbH, Mülheim an der Ruhr		51	51
McRent Karlsruhe/Baden GmbH, Malsch		51	51
McRent Rheinfelden GmbH, Maulburg		51	51
McRent Köln/Bonn GmbH, Kerpen		90	90
McRent Holland B.V., CT Haaksbergen, The Netherlands		100	100
McRent Helsinki OY, Finland		51	51
McRent Alquiler Autocaravanas Barcelona S.L., Sallent, Spain		51	51
McRent Alquiler Autocaravanas Madrid S.L., Alcalá de Henares, Spain		51	51
McRent Alquiler Autocaravanas Málaga S.L.,Churriana, Spain		0	51
McRent Alquiler Autocaravans San Sebastian S.L., Guipúzcoa Irun, Spain		51	51
McRent Iceland ehf., Reykjanesbaer, Iceland		51	51
McRent London Ltd., Essex, UK		51	51
McRent Oslo AS, Jessheim (Oslo), Norway		51	51
McRent Stockholm AB, Bålsta, Sweden		51	51
McRent Zürich AG, Bülach, Switzerland		51	51
McRent Krakòw sp.z o.o., Mogilany, Poland		51	51
Mc Rent New Zealand Ltd., Auckland, New Zealand		51	51
Erwin Hymer Beteiligungs AG, Bad Waldsee		0	100
Hymer Immobilien GmbH & Co. KG, Bad Waldsee		100	100
Erwin Hymer Group Immobilien GmbH, Bad Waldsee		100	100
Erwin Hymer Group Immobilien Isny GmbH & Co. KG, Isny		100	100
Grundstücksgesellschaft Sassenberg GmbH & Co. KG, Bad Waldsee		100	100
Erwin Hymer Group International GmbH, Bad Waldsee	(1)	100	100
Luoyang Erwin Hymer – Loncen Caravan Co., Ltd., Luoyang, China		50	0

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Additional disclosures pursuant to Section 313 (2) no. 1 sentence 2 HGB
Erwin Hymer Group Verwaltungs AG, Altheim, Austria	100	100
Bürstner Verwaltungs GmbH, Kehl	100	100
Erwin Hymer Group Nederland B.V., Haaksbergen, The Netherlands	100	100
HYMER ERIBA GmbH, Bad Waldsee	100	100
Hymer France S.A.S., Cernay, France	0	99
Hymer Loisirs France S.A.R.L., Cernay, France	100	100
Bürstner Nederland B.V., Hoogeveen, Netherlands	0	100
Erwin Hymer Group Sverige AB, Örebro, Sweden	51	51
Erwin Hymer Group Nord ApS, Vejle, Denmark	100	100
Dethleffs France S.A.R.L., Sélestat, France	98	98
Dethleffs Verwaltungs GmbH, Bad Waldsee	100	100
LMC Caravan Verwaltungs GmbH, Sassenberg	100	100
TEC France S.A.R.L., Obernai, France	0	100
LMC France S.A.R.L., Obernai, France	100	0
TEC Caravan GmbH & Co. KG, Sassenberg	100	100
T.E. Caravans B.V., Haaksbergen, Netherlands	0	100
CaraConsult GmbH, Frankfurt am Main	75	75
Erwin Hymer Group Suomi Oy, Helsinki, Finland	100	100
Erwin Hymer Group Iberica S.L., Gurb (Barcelona), Spain	51	51
Elddis Caravans (Consett) Ltd., Consett, UK	100	100
Compass Caravans Ltd., Consett, UK	100	100
Autohomes Ltd, Consett, UK	100	100

1)	Included in the Basis of Consolidation for the first time in financial year 2017/18 (formally TEC Caravan Verwaltungs GmbH).

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Note 38    Governing bodies

Supervisory Board

Johannes Stegmaier – from Aug. 29, 2018 / Chairperson from Aug. 29, 2018 until

Feb. 1, 2019

Managing partner of Münster Stegmaier Rombach Family Office GmbH,

Bad Waldsee

Dr. Wolfgang Baur – from Aug. 29, 2018 / Vice chairperson from Aug. 29, 2018 until

Feb. 1, 2019, member from Feb. 1, 2019

Freelance business consultant

Gertraud Hymer – until Aug 28, 2018 / Chairperson until Aug. 28, 2018

Businesswoman

Carolin Hachenberg – Vice chairperson until Aug. 29, 2018, member until

Feb. 1, 2019

Chief Executive Officer of Erwin Hymer Stiftung, Bad Waldsee

Christian Hymer – until Feb. 1, 2019

Advisory Board member of Hymer Leichtmetallbau GmbH & Co. KG, Wangen

Kurt Mück – from Aug. 29, 2018 until Feb. 1, 2019

Managing partner of KM Executive Management Unternehmensberatung,

Überlingen

Dr. Sebastian Zieger (Ver. Wiss.) – from Aug. 29, 2018 until Feb. 1, 2019

Managing partner of E.P. Elektro Projekt GmbH & Co. KG, Weingarten

Robert Martin – Chairperson from Feb. 1, 2019

CEO and President of Thor Industries, Inc.

Todd Woelfer – Vice chairperson from Feb. 1, 2019

Senior Vice President, General Counsel and Secretary of Thor Industries, Inc.

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Management Board

Martin Brandt - from Sep. 1, 2018 / Chairperson from Sep. 1, 2018

Strategy & Organization, Business Development, Strategic Marketing &

Communication, Innovation, Human Resources

Jan de Haas - from Sep. 1, 2018

Strategic Product Management, European Sales Organization & Dealer

Network Development, Services / Spare Parts & Accessories, European RV

Brands

Stefan Junker - from Sep. 1, 2018

Legal / Compliance, Internal Audit, Process Management, Finance & Tax,

Controlling, Treasury, IT

Jan Francke - from Feb. 1, 2019

R&D, Supply Chain Management, Operations / Competence Center

Jörg Reithmeier - from Sep. 1, 2018 until Nov. 30, 2018

R&D, Supply Chain Management

Thorsten Bihler - until Aug. 31, 2018

Johannes Stegmaier - until Aug. 28, 2018

Bad Waldsee, April 3, 2019

Management Board

/s/ Martin Brandt	/s/ Jan de Haas	/s/ Stefan Junker	/s/ Jan Francke
Martin Brandt	Jan de Haas	Stefan Junker	Jan Francke